SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12

                    THE FIRST CONNECTICUT CAPITAL CORPORATION
                    -----------------------------------------
                (Name of Registrant as specified in its charter)

               Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction: $1,400,000.

(5) Total fee paid: $ 280.00

[X] Fee paid previously with preliminary materials.

[X] Check box if any of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: $280
          (2)  Form, Schedule or Registration Statement No.: SCHEDULE 14A
          (3)  Filing Party: THE FIRST CONNECTICUT CAPITAL CORPORATION
          (4)  Date Filed: SEPTEMBER 17, 2002

                              THE FIRST CONNECTICUT
                               CAPITAL CORPORATION
                             1000 Bridgeport Avenue
                           Shelton, Connecticut 06484

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

To the Stockholders:

           NOTICE is hereby given that the Annual Meeting of Stockholders of THE FIRST CONNECTICUT CAPITAL CORPORATION (the "Company") will be held at the First Union Bank, Shelton Square Office, Greater Valley Chamber of Commerce, Conference Room, 2nd Floor, 900 Bridgeport Avenue, Shelton, Connecticut on Monday, March 31, 2003 at 9:30 a.m. for the following purposes:

           1. To consider, vote upon and approve the agreement for the sale of the Company's business and assets (the "Asset Purchase Agreement");

           2. To consider, vote upon and approve an agreement for the sale of 250,000 shares of the Company's Common Stock and Warrants to purchase 200,000 shares of the Company's Common Stock (the "Stock Purchase Agreement");

           3.  To elect five Directors;

           4.  To consider, vote upon and adopt the 2002 Equity Incentive Plan;

           5. To consider, vote upon and approve an amendment to the Company's Certificate of Incorporation, as amended, to change the Company name from The First Connecticut Capital Corporation to FCCC, Inc.;

           6. To consider, vote upon and approve the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003;

           7. To approve the postponement or adjournment of the meeting, if necessary, to solicit additional proxies; and

           8. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

           Only stockholders of record on the books of the Company at close of business on March 5, 2003 will be entitled to notice of and the right to vote at the meeting.

           You are cordially invited to attend this meeting. For your review we have enclosed copies of the Company's Annual Reports on Form 10-KSB, as amended, for the fiscal years ended March 31, 2002 and March 31, 2001, and Form 10-QSB, as amended, for the quarter ended December 31, 2002, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Whether or not you plan to be present, kindly fill in, date and sign the enclosed proxy exactly as your name appears on the proxy and mail it promptly so your vote can be recorded. Your vote is important regardless of the number of shares you own. A return envelope is enclosed for your convenience which requires no postage if mailed within the United States. This proxy will not affect your right to vote in person in the event you attend the meeting. Prior to the actual voting at the meeting, a proxy may be revoked in one of three ways: 1) by the person executing such proxy by filing with the Secretary of the Company an instrument of revocation, 2) by a duly executed proxy bearing a later date, or 3) by voting in person at the Annual Meeting.

Dated:  March   , 2003
                                            By order of the Board of Directors,



                                            Lawrence R. Yurdin
                                            PRESIDENT

                                TABLE OF CONTENTS


                                                                           PAGE


Forward Looking Statements ................................................   iv

Summary ...................................................................    1

Pro Forma Balance Sheet ...................................................    6

Notes to Pro Forma Balance Sheet ..........................................    8

Risk Factors ..............................................................   10

General Information .......................................................   12

Introduction to Proposals Nos. 1 and 2 ....................................   28

Proposal No. 1 - Approval of Asset Purchase Agreement .....................   30

Proposal No. 2 - Approval of Stock Purchase Agreement .....................   36

Proposal No. 3 - Election of Directors ....................................   39

Proposal No. 4 - Approval of 2002 Equity Incentive Plan ...................   40

Proposal No. 5 - Approval to Change the Company Name ......................   41

Proposal No. 6 - Approval of Appointment of Auditors ......................   41

ANNEXES

Annex A - Asset Purchase Agreement

Annex B - Stock Purchase Agreement

Annex C - 2002 Equity Incentive Plan

Annex D - Fairness Opinion of Westwood Partners, Ltd. Annex E -
          Report of Independent Appraiser

Annex F - Sections 33-855 to 33-872 of the Connecticut General Statutes

                           FORWARD-LOOKING STATEMENTS

           When used in this Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Risks and uncertainties that may cause such differences include, but are not limited to, the ability of the Company to close the transactions described in the Asset Purchase and Stock Purchase Agreements, the effects on the Company if the closings are not completed, the uncertainty as to what dividends, if any, stockholders will receive if the sale is completed, the effect that a delay in the closing of the transactions might have on the proceeds from the sale or assets remaining after the sale and other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Form 10-KSB, as amended, for the fiscal year ended March 31, 2002 and the Company's Form 10-QSB, as amended, for the quarter ended December 31, 2002. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

                                     SUMMARY

           THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE PROPOSED ASSET PURCHASE AGREEMENT AND STOCK PURCHASE AGREEMENT AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE AGREEMENTS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AS WELL AS THE AGREEMENTS THEMSELVES. FOR YOUR CONVENIENCE, WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS DOCUMENT.


PROPOSALS FOR STOCKHOLDER VOTE

           At  the Annual Meeting, stockholders will be asked to:

           1. Consider, vote upon and approve the Asset Purchase Agreement for the sale of the Company's business and assets (see page 30);

           2. Consider, vote upon and approve the Stock Purchase Agreement for the sale of 250,000 shares of the Company's Common Stock and Warrants to purchase 200,000 shares of the Company's Common Stock (see page 36);

           3.  Elect five Directors (see page 39);

           4. Consider, vote upon and adopt the 2002 Equity Incentive Plan (see page 40);

           5. Consider, vote upon and approve an amendment to the Company's Certificate of Incorporation, as amended, to change the Company name from The First Connecticut Capital Corporation to FCCC, Inc. (see page 41);

           6. Consider, vote upon and approve the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003 (see page 41);

           7. Consider any motion to adjourn to a later date to permit further solicitation of proxies if necessary (see page 13); and

           8. Transact such other business as may properly come before the annual meeting.


SUMMARY OF TERMS OF THE ASSET PURCHASE AGREEMENT

           The material terms of the Asset Purchase Agreement are as follows:

           o The Company will sell to FCCC Holding Company, LLC all of its operating assets and liabilities. The Company will not sell its cash or certain deferred tax assets, including carried forward net operating losses (if any).

           o The buyer of the assets is FCCC Holding Company, LLC, a company wholly owned by the Company's current Board of Directors and management.

           o The purchase price of the assets will be determined by an independent appraiser at the time of the closing. The purchase price will be approximately equal to the net book value of the assets on the closing date, less cash and deferred tax assets.

               Based upon a report of the independent appraiser, in the event that the transactions had closed as of December 31, 2002, then, on a pro forma basis, the aggregate purchase price to be received by the Company on the closing of the Asset Purchase Agreement would have been $1,842,000 (see Pro Forma Balance Sheet on page
               7).

           o The effect of the Asset Purchase would be that immediately after its closing, the Company would have no operating business and no liabilities and its only assets would consist of the cash on hand at the time of the closing, the cash proceeds of the Stock Purchase transaction and certain deferred tax assets.

           o Within three months after the closing of the Asset Purchase transaction, the Company would declare and pay a dividend for each outstanding share equal to all cash on hand in excess of $1,500,000, less actual and accrued liabilities of the Company (if any) and all fees and expenses related to the Asset Purchase and Stock Purchase transactions divided by the total number of Common shares outstanding at that time. The Company will not be obligated to declare and pay a dividend, if cash, less such liabilities and expenses, is not in excess of $1,500,000 or if the per share dividend amount is less than $0.15. Based on preliminary calculations, management estimates the dividend would have been between $.40 and $.45 per share, had the closing occurred on December 31, 2002.

           o The Company's pro forma balance sheet (see page 7) estimates that at December 31, 2002 the proceeds from the Asset Purchase and Stock Purchase transactions would be approximately $2,094,000 and that the cash available for the dividend would be approximately $633,000.


SUMMARY OF TERMS OF THE STOCK PURCHASE AGREEMENT

           The material terms of the Stock Purchase Agreement are as follows:

           o The Company will sell to Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan an aggregate of 250,000 shares of the Company's Common Stock at a price of $1.00 per share, and 5-year Warrants, at a purchase price of $.01 per Warrant, to purchase an additional 200,000 shares, exercisable at a price of $1.00 per share.

           o Upon closing of the Stock Purchase transaction, Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan would each own 13.23% of the total outstanding shares of the Company and, assuming the issuance of Common Shares upon exercise of all of their outstanding Warrants, would each own 17.76% of the total outstanding shares of the Company.

           o The purchasers, who will become shareholders, will be entitled to receive any dividend that the Company declares and pays discussed in "Summary of Terms of Asset Purchase Agreement" above based on the number of shares owned on the date a dividend is declared, if any.

           o The terms of the Stock Purchase Agreement grant Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan the right to designate three of the Company's five directors.

IMPLICATIONS OF APPROVAL OF THE ASSET PURCHASE AND STOCK PURCHASE AGREEMENTS

           The following are potential implications of approval of the Asset Purchase and Stock Purchase Agreements, subject to the uncertainties and Risk Factors more fully described in this proxy statement.

           o The Company will cease to be an operating company. Its sole assets will be the amount of cash equal to cash on hand immediately prior to the closing, the cash received from the Asset Purchase and Stock Purchase transactions and certain deferred tax assets.

           o If the amount of cash on hand after the closings is in excess of $1,500,000, after provision for all transaction expenses, liabilities of the Company to be paid as of the closing and accrued expenses, then within three months of the closing date, the Company would declare and pay a dividend to its stockholders equal to each stockholder's pro rata portion of such cash in excess of $1,500,000. The Company would not declare and pay a dividend if the dividend amount would be less than $0.15 per share. Because of the uncertainties and necessary provisions for liabilities, the Company cannot predict at this time whether a dividend would be declared and paid and, if declared and paid, what the amount of the dividend could be. Nonetheless, based on preliminary calculations, management estimates the dividend would have been between $.40 and $.45 per share, had the closing occurred on December 31, 2002.

           o The Company would maintain its publicly held status and continue to be subject to the filing and disclosure requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with its attendant costs.


POTENTIAL NEGATIVE IMPLICATIONS TO STOCKHOLDERS IF THE PROPOSALS ARE APPROVED

           While the Board of Directors and Management believe the proposed transactions represent the best opportunity for stockholders to achieve a greater value for their stock, they also stress that the proposed transactions may present potentially negative implications to stockholders, including:

           o A dividend would not be declared and paid if the cash on hand after the closings is less than $1,500,000 or if the dividend amount would be less than $0.15 per share.

           o The new investors and their designee would hold three of the Company's five Board seats. This would result in their having substantial control over the policy and operations of the Company, including potential material transactions in which the Company may engage.

           o The price that the investors pay for the Company's Common Stock may be less than its book value. Based on the pro forma balance sheet on page 7, the pro forma net book value of the Company without approval of the proposals would be $1.89 per share, whereas upon the closing of the Stock Purchase Transaction, the net book value would be $1.73 per share, assuming that the closing occurred on December 31, 2002. Further assuming conversion of the Warrants into 200,000 shares of Common Stock, the post-closing net book value would be $1.52 per share.

           o The shares sold pursuant to the Stock Purchase Agreement could negatively affect each stockholder's potential dividend (if any) as well as dilute each stockholder's effective voting power.

           o The Stock Purchase transaction could negatively affect the market price of the Company's Common Stock as a result of the dilution to other stockholders caused by the issuance of additional Common Stock and Warrants to purchase Common Stock to the Purchasers.

ROLE OF PRESENT MANAGEMENT IF THE ASSET PURCHASE AND STOCK PURCHASE AGREEMENTS AND THE RECOMMENDED SLATE OF DIRECTORS ARE APPROVED

           Two members of the present Board of Directors, Lawrence Yurdin (the Company's current President) and Michael Goldman, would continue to serve on the Board of Directors without compensation. The other current management and employees of the Company would have no other involvement with the Company.

REASONS THE BOARD OF DIRECTORS AND MANAGEMENT HAVE APPROVED AND RECOMMENDED THE ASSET PURCHASE AND STOCK PURCHASE AGREEMENTS

           The Board of Directors and Management have determined that these transactions represent the best available opportunity for stockholders to achieve a greater value for their stock for the following reasons:

           o The transactions would take advantage of the current willingness of members of the Board of Directors to purchase the assets of the Company's mortgage business for a price at least equal to book value, without any material representations, warranties or indemnities from the Company. It should be noted that results of the mortgage business for the first two quarters of the Company's fiscal year beginning April 1, 2002 were substantially ahead of the same period last year.

           o The transactions may enhance the ability of the Company to acquire or merge with a business more appropriate in type or size for public ownership.

           o The proposed transactions would provide for a possible cash dividend within three months of the closing date. Each stockholder's cash dividend would be calculated by dividing the cash available for dividends by the total number of shares outstanding, multiplied by the number of shares each stockholder owns. No dividend would be declared or paid if such dividend would amount to less than $.15 per share. Based on preliminary calculations, management estimates the dividend would have been between $.40 and $.45 had the closing occurred on December 31, 2002. Each stockholder's share ownership would be based upon the number of Common Shares owned as of a date to be fixed after closing of the proposed transactions.

           o In addition to the above described dividend, the Asset Purchase and Stock Purchase Agreements provide for the stockholders to vote as to whether there should be a complete liquidation of the Company three (3) years from closing of the transactions if a material transaction (as defined in the Asset Purchase Agreement as having an aggregate value in excess of $750,000) had not been concluded during that period.

OPINION OF OUR FINANCIAL ADVISOR WITH RESPECT TO THE ASSET PURCHASE TRANSACTION

           In connection with the Asset Purchase Transaction, our Board of Directors received a written opinion from Westwood Partners, Ltd. ("Westwood") as to the fairness, from a financial point of view and as of the date of the opinion, of the transaction. The opinion is limited to the form of the Asset Purchase Transaction. The full text of the written opinion delivered by Westwood is set forth in Annex D to this proxy statement. The principals of Westwood, Duane L. Berlin and Donald M. Kleban, are, respectively, the Managing Attorney and Counsel to Lev & Berlin, P.C., the law firm that is acting as special securities counsel for the Company in connection with the proposed sale of assets and the business. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. For further information regarding our financial advisor and its opinion, please refer to "Proposal 1, Summary of Asset Purchase Agreement, Opinion of Financial Advisor" on Page 35.

                     INTRODUCTION TO PRO FORMA BALANCE SHEET


           The pro forma balance sheet and notes of the First Connecticut Capital Corporation (the "Company"), as required by Article 11 of Regulation S-X, set forth below, provide investors with information about the continuing impact of a transaction by showing how it might have affected historical financial information if the transaction had been consummated at an earlier time. Such pro forma information is designed to assist the investors in analyzing the future prospects of a company because they illustrate the possible scope of the change in a company's financial position and results of operations caused by the transaction or transactions.

           The pro forma balance sheet and notes reflect the sale of the Company's mortgage business to FCCC Holding Company, LLC, a company organized by members of the Board of Directors and management, including Lawrence Yurdin (the current President of the Company), and the sale of 250,000 Common Shares and Warrants to Bernard Zimmerman, of Weston, Connecticut, and Martin Cohen, of New York City, New York or their affiliates (see Note 2). The pro forma balance sheet and notes thereto do not take into account any post-closing dividends (see
Note 5). The pro forma balance sheet and notes illustrate the results of the proposed transactions as if they had occurred on December 31, 2002.





                    THE FIRST CONNECTICUT CAPITAL CORPORATION
                             PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                     DECEMBER 31,       PRO FORMA                  PRO FORMA
                                                        2002           ADJUSTMENTS                  BALANCES
                                                        ----           -----------                  --------
                                                     (UNAUDITED)       (UNAUDITED)                 (UNAUDITED)
ASSETS
   Cash and cash equivalents                           $   254          $ 1,842          A           $ 2,348
                                                                            250          B
                                                                              2          B
   Loans - net of allowance for loan
       losses of $634                                    2,280           (2,280)         A              --

   Loans held for sale                                   1,293           (1,293)         A              --

   Due from partnerships                                    93              (93)         A              --

   Accrued interest receivable                              49              (49)         A              --

   Servicing rights                                         66              (66)         A              --

   Fixed Assets                                             14              (14)         A              --
   Deferred income taxes                                   117                                          117

   Investment in partnerships                               77              (77)         A              --

   Other Assets                                             55              (55)         A              --
                                                       -------          -------                      -------
          TOTAL ASSETS                                 $ 4,298          $(1,833)                     $ 2,465
                                                       =======          =======                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

   Line of credit                                      $ 1,797          $(1,797)         A           $  --

   Accounts payable and other accrued expenses             288             (288)         A              --
                                                       -------          -------                      -------
          TOTAL LIABILITIES                              2,085           (2,085)                        --
                                                       -------          -------                      -------

STOCKHOLDERS' EQUITY
Common Stock, no par value, stated value
$.50 per share authorized 3,000,000 shares,
issued and outstanding 1,173,382 shares at
December 31, 2002 and 1,423,382 after transaction          587              125          B               712
   Additional paid-in capital                            9,253              127          B             9,380
   Accumulated deficit                                  (7,627)            --                         (7,627)
                                                       -------          -------                      -------
          TOTAL STOCKHOLDERS' EQUITY                     2,213              252                        2,465
                                                       -------          -------                      -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 4,298          $(1,833)                     $ 2,465
                                                       =======          =======                      =======


See Notes 1 through 5, attached

                        NOTES TO PRO FORMA BALANCE SHEET


NOTE 1 - ORGANIZATION

The Company is engaged in the construction mortgage banking business, which involves the origination, purchase, sale and servicing of mortgage loans secured by residential or commercial real estate. The Company's revenues consist of loan servicing fees, loan origination fees, interest on mortgage loans held prior to sale and gains from the sale of loans and mortgage servicing rights. Mortgage loans that are originated or purchased by the Company may be resold. The Company also engages in mortgage servicing of its own Portfolio Loan Program, which includes the processing and administration of mortgage loan payments and remitting principal and interest to purchasers.

NOTE 2 - OVERVIEW OF THE TRANSACTIONS

The Company announced the execution of definitive agreements for the sale of its mortgage business (the "Asset Sale") to FCCC Holding Company, LLC, a company organized by members of the Board of Directors and management, including Lawrence Yurdin (the current President of the Company). The Asset Sale would include all of the assets (excluding cash and deferred income taxes) of the mortgage business, subject to the assumption of all liabilities and other obligations, including contingent liabilities. Upon closing of the Asset Sale and the transactions described in the Stock Purchase Agreement (the "Securities Sale"), the Company would have no operating business.

The sale price, currently estimated to be the approximate net book value of the assets to be sold, will be an amount determined, in part, in accordance with an independent appraisal of the loan portfolio by a nationally recognized portfolio valuation company. The Asset Sale will be reviewed and determined to be fair pursuant to an opinion to be delivered by an NASD registered broker-dealer.

The Purchaser (of which Lawrence Yurdin, the President of the Company, is a Member and Manager) expects to pay the approximate net book value for the assets of the Company (excluding cash and deferred income taxes) at the time of the closing if approved by the stockholders of the Company.

Simultaneously with the proposed Asset Sale, the Company would issue and sell to Bernard Zimmerman, of Weston, Connecticut, and Martin Cohen, of New York City, New York or their affiliates, for a purchase price of $252,000 in cash, a total of 250,000 Common Shares of the Company, together with five year Warrants to purchase an additional 200,000 shares at a purchase price of $.01 per Warrant, exercisable at a price of $1 per share. Messrs. Zimmerman and Cohen or their affiliates may also purchase additional Common Shares from other sources. Upon completion of the Securities Sale, Messrs. Zimmerman and Cohen will each own 188,300 shares and Warrants to purchase 100,000 shares at $1.00 per share.

Assuming consummation of the Asset Sale and the Securities Sale and after payment of expenses, the Company would have 1,423,382 shares outstanding, excluding shares reserved for outstanding options and Warrants. If the Company has total cash on hand of not less than $1,500,000, after payment of all fees, expenses related to the Asset Purchase and Stock Purchase transactions, liabilities of the Company to be paid at or prior to closing and any accrued expenses, then pursuant to the terms of the proposed transactions, the Company will declare and pay a cash dividend to stockholders within 3 months of the closing, pro rata, based upon the then outstanding number of shares of the Company's Common Stock, of all cash (if any) on hand in excess of $1,500,000 after the closing of the Asset Sale and the Securities Sale and after payment of all fees, expenses and liabilities to be paid at or prior to Closing, provided such dividend equals or exceeds $.15 per share.

Pursuant to the terms of the Asset Purchase and Stock Purchase Agreements, Messrs. Zimmerman and Cohen will designate three of the five nominees for election to the Company's Board of Directors and will supervise the day-to-day operations of the Company subsequent to the closing. In the event that the Company is unable to consummate a material merger or business combination transaction or series of transactions (defined as having an aggregate value in excess of $750,000) within 36 months of the closing of the asset sale (subject to a three month extension under certain circumstances), then upon the request of the holders of 20% or more outstanding stock of the Company held by non-affiliates of management, the Company would schedule a meeting of stockholders and issue a proxy solicitation pursuant to which the stockholders would vote on whether to liquidate the Company. The Agreements provide that all shares held by management shall be voted in the same proportion as the non-management shares with respect to such vote.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following adjustments correspond to the pro forma adjustments included on the unaudited pro forma balance sheet as at December 31, 2002.

A. The Company sells to FCCC Holding Company, LLC, all of the assets (excluding cash and deferred income taxes) of the mortgage business at their approximate book value (the "Asset Sale"), subject to the assumption of all liabilities and other obligations, including contingent liabilities.

B. Simultaneously, with the Asset Sale, the Company will issue and sell for a purchase price of $250,000, a total of 250,000 Common Shares of the Company, and for a purchase price of $2,000, five year Warrants to purchase an additional 200,000 shares, exercisable at a price of $1 per share (collectively the "Securities Sale").

The following summarizes the assets purchased and liabilities assumed which comprises the overall purchase price on a pro forma basis as of December 31, 2002:

                                                                  Amount
                      Description                             (in thousands)
            --------------------------------------    --------------------------

            Loans, net of allowances of $634                  $2,280
            Loans held for sale                                1,293
            Due from partnerships                                 93
            Accrued interest receivable                           49
            Servicing rights                                      66
            Fixed Assets                                          14
            Investment in partnerships                            77
            Other Assets                                          55
            Line of credit                                   (1,797)
            Accounts payable and accrued expenses              (288)
                                                               -----

                                  Purchase Price              $1,842
                                                              ======


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

See the Company's March 31, 2002 Form 10KSB, as amended, for a complete summary of the Company's accounting policies.

NOTE 5- REPRESENTATIONS

The Company makes no representations as to the net worth of the Company or the book value of its assets or business at the actual closing date currently anticipated to occur on or about March 31, 2003, subject to extension, which will be adjusted to reflect the results of operations for the period between December 31, 2002 and such closing date. The Pro Forma Balance Sheet does not take into account any post-closing dividend or the results of operations between December 31, 2002 and the actual closing date. The Company makes no representation as to the value, if any, of the deferred tax assets that the Company will retain after the closing.

                                  RISK FACTORS

           In addition to other information provided or incorporated by reference in this document, you should consider the following information carefully in deciding whether to vote in favor of Proposals No. 1 and 2.

           AFTER CLOSING OF THE ASSET PURCHASE, THE COMPANY MAY BE CLASSIFIED AS AN INVESTMENT COMPANY. After the closing of the Asset Purchase, the Company may be categorized as an investment company, if it does not effectuate a combination with an operating business within one year or otherwise become an operating company. Such compliance could cause the Company to incur material compliance expenses.

           Generally, an issuer is deemed to be an investment company subject to registration if its holdings of "investment securities," which usually are securities other than securities issued by majority owned subsidiaries and government securities, exceed 40% of the value of its total assets exclusive of government securities and cash items on an unconsolidated basis. However, a company that otherwise would be deemed to be an investment company may be excluded from such status for a one-year period provided that such company has a bona fide intent to be engaged as soon as reasonably possible, and in any event within that one-year period, primarily in a business other than that of investing, reinvesting, owning, holding or trading in securities. If the Company would otherwise be deemed to be an investment company under the Investment Company Act, it intends to rely on this exemption while it attempts to effectuate a combination with an operating business.

           Accordingly, if the Company has not effectuated a combination with or otherwise become an operating business within the one-year period referred to above, the Company may be required to (1) apply to the Securities and Exchange Commission for exemptive relief from the requirements of the Investment Company Act, or (2) invest certain of its assets in government securities and cash equivalents that are not considered "investment securities" under the Investment Company Act. There can be no assurance that the Company will be able to obtain exemptive relief from the Commission. Please note, however, that investment in government securities and cash equivalents could yield a significantly lower rate of return than other investments that the Company could make if it chose to register as an investment company.

           AFTER CLOSING OF THE ASSET PURCHASE AND STOCK PURCHASE TRANSACTIONS, THE COMPANY MAY NOT BE SUCCESSFUL IN EFFECTUATING A BUSINESS COMBINATION. There can be no assurance that the Company will ever effectuate a business combination after closing of the transactions described in the Asset Purchase and Stock Purchase Agreements. Pending the closing of such a business combination, the Company intends to invest in cash and cash equivalents such as Certificates of Deposit, United States Treasury Securities and/or money market funds. These instruments typically yield among the lowest rates of interest available from investment securities and therefore there is a risk that the Company's cash and the return thereon will not be sufficient to fund operating expenses. These instruments may also be subject to interest rate fluctuations and/or other market conditions. Additionally, as discussed above, the Company could be deemed to be an investment company under the Investment Company Act and incur material compliance expenses and other operational and regulatory obligations. Please note that, if the Company fails to consummate a material transaction (defined in the Asset Purchase Agreement as having an aggregate value in excess of $750,000) within three years of the closing of the Asset Purchase and Stock Purchase Agreements, then, upon the request of the holders of 20% or more outstanding stock of the Company held by non-affiliates of management, the Company would schedule a meeting of stockholders at which the stockholders will vote, pursuant to a proxy solicitation, whether to liquidate the Company. All shares held by management shall be voted at any such meeting in the same proportion as the non-management shares.

           TERMS AND/OR EFFECTS OF A POTENTIAL BUSINESS COMBINATION MAY NOT BE FAVORABLE TO THE COMPANY. Even if the Company successfully effectuates a business combination, there can be no assurance as to how favorable the terms of such a transaction would be, whether and to what extent the stockholders of the Company will suffer dilution of their ownership of the Company or whether the business combination would be successful, profitable or result in any material appreciation in the value of the Company's stock.

           AFTER CLOSING OF THE ASSET PURCHASE AGREEMENT, BUYER MAY NOT BE ABLE TO SATISFY ITS REPRESENTATIONS AND INDEMNIFICATIONS. There can be no assurance that the buyer of the Company's assets will have the financial ability to satisfy the representations and indemnifications that it makes to the Company in the Asset Purchase Agreement. In such an event, the Company would have little or no ability to recover any losses or damages that it sustains as a result of the buyer's breach of such representations and indemnifications.

           AFTER CLOSING OF THE ASSET PURCHASE AND STOCK PURCHASE AGREEMENTS THE DEFERRED TAX ASSETS MAY HAVE NEGLIGIBLE OR NO VALUE. There can be no assurance that the deferred tax assets that the Company will retain after the closing of the transactions will have any value, or if they have value, what that value will be and whether and to what extent their use would be limited or restricted.

           THE ASSET PURCHASE TRANSACTION MAY NOT CLOSE. Even if the Asset Purchase Agreement were approved by the Company's stockholders, there is a risk that the transaction would not close. The Asset Purchase Agreement contains numerous conditions to closing. If one or more of these conditions were not satisfied or waived, then the transactions contemplated by and described in the Asset Purchase Agreement may not close, and the Company's stockholders would face the risks described below under "Risks if the Asset Purchase Agreement were not approved."

           AFTER CLOSING OF THE ASSET PURCHASE AND STOCK PURCHASE TRANSACTIONS, THERE MAY BE NO DIVIDEND OR THE AMOUNT OF DIVIDEND COULD BE LESS THAN CURRENTLY ANTICIPATED. Whether or not the Asset Purchase Agreement closes, there may be no cash dividend to the Company's stockholders. Even if there is a dividend, there can be no assurance when such dividend will be declared or paid or what the amount of such dividend would be. A number of events or factors could affect the dividend per share amount. Even seemingly small variations from the current expectations could have a material impact on the dividend. The Company could have higher than anticipated liabilities and expenses, and it may be more expensive than anticipated for the Company to consummate the transactions. Consequently, the Company is asking stockholders to vote on the Asset Purchase and Stock Purchase Agreements without being able to assure them that it will be able to pay any dividend.

           RISKS IF THE ASSET PURCHASE AGREEMENT WERE NOT APPROVED. If the Asset Purchase Agreement were not approved, stockholders would not receive a dividend as provided therein. While stockholders may subsequently receive a dividend pursuant to another transaction or plan, the Company has not planned or provided for any other transaction or plan. Furthermore, if the Asset Purchase Agreement were not approved, then the Company would continue to operate its business, unless and until it is able to negotiate another transaction that the Board of Directors believes is beneficial to the stockholders.

                               GENERAL INFORMATION


           The enclosed proxy is solicited by the Board of Directors of The First Connecticut Capital Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:30 a.m. on Monday, March 31, 2003 at the First Union Bank, Shelton Square Office, Greater Valley Chamber of Commerce, Conference Room, 2nd Floor, 900 Bridgeport Avenue, Shelton, Connecticut or any adjournment of the meeting for the purposes set forth in the attached Notice of Meeting. The approximate date on which this Proxy Statement and the enclosed proxy is first sent or given to stockholders is March 18, 2003.

           The shares represented by a duly executed proxy card received by the Secretary of the Company in the accompanying form prior to the meeting and not revoked, will be voted in accordance with the choice specified in the spaces provided in the proxy card. In the absence of such choice, the holders of the proxy will have deemed to have voted FOR the election of directors and IN FAVOR OF the proposals set forth in the Notice of Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in accordance with their best judgment. Any stockholder giving a proxy may revoke it by giving written notice to the Secretary of the Company at any time prior to its use at the meeting. The mailing address of the principal executive office of the Company is 1000 Bridgeport Avenue, Shelton, Connecticut 06484.

           In addition to the enclosed copies of the Company's Annual Reports on Form 10-KSB, as amended, for the fiscal years ended March 31, 2002 and March 31, 2001 and the Company's Quarterly Reports on Form 10-QSB, as amended, for the fiscal quarter ended December 31, 2002, the Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, an additional copy of the Annual and Quarterly Reports. Requests should be directed by mail to: The First Connecticut Capital Corporation, ATTN: Ms. Priscilla E. Ottowell, Secretary, 1000 Bridgeport Avenue, Shelton, Connecticut 06484.


RECORD DATE AND VOTING RIGHTS

           The Board has fixed the close of business on March 5, 2003 (the "Record Date") as the date for the determination of Company's stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 1,173,382 shares of Common Stock outstanding. Only stockholders on the Record Date are entitled to notice of and to vote at the Annual Meeting of Stockholders or any continuation or adjournment of the meeting. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on the Record Date shall be assumed, by the Board of Directors, to be owned beneficially by the record holder of that share. The present directors and officers of the Company, currently holding approximately 104,435 shares (8.9%) of the outstanding Common Stock of the Company on the Record Date, intend to vote "FOR" the slate of directors, "FOR" the adoption of the 2002 Equity Incentive Plan, "FOR" the approval of the Asset Purchase Agreement, "FOR" the approval of the Stock Purchase Agreement, "FOR" the approval of the amendment to the Company's Certificate of Incorporation, as amended, to change the corporate name, "FOR" the appointment of auditors for the Company for the fiscal year ending March 31, 2003 and "FOR" the postponement or adjournment of the meeting, if necessary, to continue the solicitation of proxies.

VOTES REQUIRED FOR APPROVAL

           o The approval of the Asset Purchase Agreement requires the affirmative vote of two-thirds of the Common Stock issued and outstanding as of the Record Date.

           o The Election of Directors, the approval of the Stock Purchase Agreement, the appointment of the auditors and the approval of an adjournment, if necessary, each requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

           o The adoption of the 2002 Equity Incentive Plan and the approval of the amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company require the affirmative vote of a majority of the Common Stock issued and outstanding as of the Record Date.

           Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Annual Meeting will be deemed not to have voted and, therefore, have the effect of a negative vote on the Asset Purchase Agreement, the Stock Purchase Agreement, the appointment of auditors, the adoption of the 2002 Equity Incentive Plan and the amendment to the Certificate of Incorporation, as amended.


ADJOURNMENT OF THE ANNUAL MEETING

           In the event that there were not sufficient votes to approve any proposal included in this Proxy Statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of the Company's Common Stock. Proxies that are being solicited by the Company's Board of Directors grant discretionary authority to vote for any adjournment, if necessary. If it were necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

DIRECTORS AND EXECUTIVE OFFICERS

           The current Directors and Executive Officers of the Company are as follows:

NAMES                       AGE            PRESENT POSITION
-----                       ---            ----------------

David Engelson              81             Chairman of the Board of Directors

Lawrence R. Yurdin          62             President, CEO and Director

Jan E. Cohen                45             Director

Thomas D'Addario            50             Director

Michael L. Goldman          41             Assistant Secretary and Director

Priscilla E. Ottowell       55             Secretary and Controller

           David Engelson, Director of the Corporation since 1960. Chairman of the Board of the Corporation.

           Lawrence R. Yurdin, Director of the Corporation since 1986. President and Chief Executive Officer of the Corporation; employed by the Corporation in various capacities since 1970.

           Jan E. Cohen, Director of the Corporation since 1998. CEO, President and Director of CF Industries, Inc.; CEO, LLC Manager and Director of Northeast Builders Supply and Home Centers, LLC; CEO and LLC Manager of The Brilco Business Center and a Member of the American Institute of Certified Public Accountants and the Connecticut Society of CPA's.

           Thomas D'Addario, Director of the Corporation since 1998. President of Mario D'Addario Buick, Inc., and President of Mario D'Addario Limousine Services.

           Michael L. Goldman, Assistant Secretary and Director of the Corporation since 1998. Managing Principal in the law firm of Goldman, Gruder & Woods, LLC.

           Priscilla E. Ottowell elected Secretary of the Corporation on April 12, 1995. Employed by the Corporation as Controller since 1985.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

           The Board of Directors held three meetings in Fiscal Year 2001 and two meetings in Fiscal Year 2002. The Board of Directors has a standing Audit Committee, Stock Option Committee and Compensation Committee, but no Nominating Committee.

           The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence. Based on the review of the audited financial statements, the written disclosures and the letter from the independent accountants and on discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the

Company's Annual Report on Form 10-KSB, as amended, for the last fiscal year for filing with the Securities and Exchange Commission. Members of the Audit Committee are Messrs. Lawrence R. Yurdin and Jan E. Cohen. This Committee met one time in Fiscal Year 2001 and one time in Fiscal Year 2002 to review audit procedures and internal controls with the independent auditors and to review results of compliance audits conducted by various government agencies. The members of the Audit Committee are not independent.

           The Stock Option Committee is composed of the entire Board of Directors and met two times in Fiscal Year 2001 and two times in Fiscal Year 2002.

           The members of the Compensation Committee are Messrs. Yurdin and Cohen. The Compensation Committee met one time in Fiscal Year 2001 and one time in Fiscal Year 2002.

           All directors attended over seventy-five percent of the Board meetings and the Committees of the Board of which they are members. Directors, except Messrs. Engelson and Yurdin, receive a fee of $300.00 per meeting for serving on the Board or such committees. Messrs. Engelson and Yurdin are not compensated independently for their Board service.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS


                                            BUSINESS EXPERIENCE                        FIRST ELECTED
 NAME                  AGE                 AND OTHER DIRECTORSHIPS                       A DIRECTOR
 ----                  ---                 -----------------------                       ----------

Martin Cohen           68         Private investor, former manager of Marcon Workouts       --
                                  LLC; founder and former CEO of Marcon Capital
                                  Corporation, a federally licensed Small Business
                                  Investment Company; former consultant to
                                  CS First Boston and Greenwich Capital Corp.,
                                  investment banking firms.

Michael L. Goldman     41         Principal in the law firm of Goldman, Gruder &          1998
                                  Woods, LLC.

Lawrence R. Yurdin*    62         CEO and President of the Company.                       1986

Bernard Zimmerman      69         President of Bernard Zimmerman and Co., Inc.;            --
                                  Director of Sbarro, Inc.; Director of Institute for
                                  Cancer Research and Molecular Medicine; Director
                                  of the M. and A. Sbarro Family Foundation;
                                  Certified Public Accountant for more than 30 years.

Jay J. Miller          69         Attorney in private practice; Director of Covista        --
                                  Communications, Inc., a long distance telephone
                                  service provider; Director of AmTrust Financial
                                  Group, Inc., an insurance holding company;
                                  Chairman of the Board of AmTrust Pacific Ltd.,
                                  a New Zealand real estate company.

---------------------
           *Mr. Yurdin is the son-in-law of Mr. David Engelson, a current Director of the Company and the current Chairman of the Board, who is not standing for reelection to the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

           The following summary compensation table sets forth certain information regarding the annual and long-term compensation of David Engelson and Lawrence R. Yurdin. No officer of the Company other than Mr. Yurdin received salary and bonus exceeding $100,000.

     NAME AND             FISCAL                                      ALL OTHER
    PRINCIPAL           YEAR ENDED   SALARY      BONUS     OPTIONS  COMPENSATION
    POSITION             MARCH 31      ($)        ($)      GRANTED     ($)_____
--------------------------------------------------------------------------------

David Engelson            2002      $12,000       None      None     None
CHAIRMAN OF THE BOARD     2001      $12,000       None      None     None
                          2000      $11,000       None      None     None

Lawrence R. Yurdin        2002     $109,000       None     28,500    None
PRESIDENT AND CEO         2001      $88,000       None      None     None
                          2000      $83,500       None      None     None

           The Company, with the approval of the Board of Directors, entered into an Employment Agreement with Mr. Yurdin as of February 1, 2002. The Employment Agreement provides for an initial term of three (3) years, pursuant to which the Company agreed to pay Mr. Yurdin an annual base salary of $125,000, plus certain other benefits. The Employment Agreement also provides for the Company to pay to Mr. Yurdin severance benefits in the event of the termination of his employment under certain circumstances. Pursuant to the terms of the Asset Purchase and Stock Purchase Agreements, described in Proposals 1 and 2 below, Mr. Yurdin has agreed to terminate any Company severance or other liability with respect to his Employment Agreement that could be triggered by either or both of the Asset Purchase and Stock Purchase Agreements.



SECURITIES OWNERSHIP OF MANAGEMENT AND CURRENT DIRECTORS AS AT DECEMBER 31, 2002

 BENEFICIAL OWNER          SHARES OF       PERCENTAGE OF      OPTIONS * PERCENTAGE OF       TOTAL        PERCENTAGE OF
                          COMMON STOCK   OUTSTANDING SHARES              OUTSTANDING     SHARES AND    OUTSTANDING SHARES
                                                                           OPTIONS         OPTIONS     (ASSUMING EXERCISE
                                                                                                       OF ALL OUTSTANDING
                                                                                                            OPTIONS)
---------------------------------------------------------------------------------------------------------------------------
David Engelson               43,605             3.72%                0          0%         43,605            3.42%
Lawrence R. Yurdin           21,707             1.85            28,500       35.0          50,207            3.94
Jan E. Cohen                  2,113              .18            16,000       19.6          18,113            1.42
Thomas D'Addario             15,700             1.34            16,000       19.6          31,700            2.48
Michael L. Goldman           16,921             1.44            16,000       19.6          32,921            2.58
Priscilla E. Ottowell         4,389              .37             5,000        6.2            9389             .73

All directors and
executive officers          104,435             8.88%           81,500        81.5%       185,935           14.60%
  as a group (six
     persons)

  *All options set forth above are currently exercisable


             OPTION GRANTS TO EXECUTIVE OFFICER IN LAST FISCAL YEAR

           The following table summarizes option grants during the fiscal year ended March 31, 2002 to the named executive officer:

--------------------- ---------------------------- --------------------------- ------------------------ ---------------
         NAME          NUMBER OF SECURITIES        % TOTAL OPTIONS GRANTED      EXERCISE OR BASE PRICE  EXPIRATION DATE
                       UNDERLYING OPTIONS GRANTED  TO EMPLOYEES IN FISCAL YEAR         ($/SHARE)
--------------------- ---------------------------- --------------------------- ------------------------ ---------------
Lawrence R.                     28,500                          100%                  $.64              05/03/11
Yurdin
--------------------- ---------------------------- --------------------------- ------------------------ ---------------


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

------------------- ----------------- --------------- ------------------------------------------ -----------------------------------
     NAME            SHARES ACQUIRED   VALUE REALIZED NUMBER OF SHARES UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-MONEY
                     ON EXERCISE (#)         ($)               OPTIONS AT FISCAL YEAR END (#)                       OPTIONS
                                                              ____________ ______________                 AT FISCAL YEAR END($)(1)
                                                               EXERCISABLE  UNEXERCISABLE          ____________    _____________
                                                                                                   EXERCISABLE     UNEXERCISABLE
------------------- ----------------- --------------- ------------------------------------------ -----------------------------------
Lawrence R. Yurdin         -0-             -0-                    28,500         -0-                   -0-               -0-
------------------- ----------------- --------------- ------------------------------------------ -----------------------------------


           (1) Exercise Price is based on the closing bid price of the Company's Common Stock on the date that the options were granted.

STOCK OPTION PLAN:

           The Company has one stock option plan, adopted in 1999 (the "1999 Plan") which enables the granting of options to officers and directors to purchase shares of the Company's Common Stock at prices equal to fair market value at the date of the grant. Options issued pursuant to the 1999 Plan expire within 10 years of the grant and vest immediately. The Company previously had a stock option plan that was adopted in 1988. That plan and all options issued thereunder have expired.

           Options issued pursuant to the 1999 Plan: On May 3, 2001, 100,000 options were granted under the 1999 Plan at an exercise price of $.64 per share. The options expire ten years from grant date. As of December 31, 2002, 100,000 options were outstanding under the 1999 Plan. No options were exercised or canceled during the year ended March 31, 2002 or the period ended December 31, 2002 and no compensation cost has been recognized for stock options awarded under the 1999 Plan.

           Pursuant to the terms of the transactions described in Proposals 1 and 2 below, the options that the Company has granted pursuant to the 1999 Plan will be amended to provide that all of the holders will be prohibited from publicly offering or selling any shares issuable upon the exercise of such options for a period of eighteen (18) months following the closing of said transactions.

OTHER OPTIONS:

           On October 1, 2002, the Company issued a total of 79,500 non-qualified options ("Other Options"), at an exercise price of $.82 per share, to current and former employees, officers and directors of the Company (not including Mr. Yurdin), whose options have or would terminate as a result of the closing of the transactions contemplated by and described in Proposals 1 and 2 below. The Company issued the Other Options in consideration of the efforts of the grantees in connection with the transactions described in Proposals 1 and 2 and their continued cooperation with and assistance to the Company after the closing of those transactions. The granting of the Other Options is subject to and conditioned upon the approval by the stockholders of Proposals 1 and 2 below and the consummation of the transactions contemplated by and described therein. The terms and conditions of the Other Options are identical to the terms and provisions of the options issued under the 1999 Plan, except that they will not terminate upon the holders ceasing to be "Eligible Persons," as defined in the 1999 Plan. Using the Black-Scholes method of valuation, the aggregate value of the Other Options at the time of their grant was $24,645.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

           The Company believes that each transaction described in the following section is on terms not less favorable to the Company than terms that could have been obtained in an arms' length transaction with an unaffiliated party.

           Legal services, including representation of the Company on the closing of all new loans, foreclosure proceedings on delinquent loans and general corporate matters are provided by a firm in which Michael L. Goldman, a director of the Company, is a principal. The Company does not pay for these legal services since the fees are paid by the borrowers. Legal fees paid by the Company to Mr. Goldman's firm (exclusive of fees paid directly by borrowers) for legal services were $1,000 for each of the fiscal years ended March 31, 2002 and 2001.

           As of December 31, 2002, the Company had two loans with aggregate original principal balances totaling $500,000 ($225,000 which has been retained by the Company) to Sonny Field, LLC. The President of Sonny Field, LLC is Jan E. Cohen, a director of the Company. The loan is collateralized by a first mortgage on property owned by Sonny Field, LLC, and is personally guaranteed by Mr. Cohen. The Loan Committee and the Board of Directors approved the loan, which was made upon terms not less favorable than other arm's length transactions entered into by the Company. The loan is secured and is current.

           As of March 31, 2001, the Company had a $120,000 ($50,000 which had been retained by the Company) loan outstanding to CF Industries, Inc. The President of CF Industries, Inc. is Jan E. Cohen, a director of the Company. The loan was collateralized by a first mortgage on property owned by CF Industries, Inc. and is personally guaranteed by Mr. Cohen. The Loan Committee and the Board of Directors approved the loan which was made upon terms not less favorable than other arm's length transactions entered into by the Company. The loan was fully repaid during Company's 2002 fiscal year.

           The Company utilizes the appraisal services of Larson Associates, LLC for the majority of the Company's appraisal needs. Larson Associates, LLC is owned by Lawrence Yurdin, the Company's President, who is also a director. The Company does not pay for these appraisal services since the fees are paid by the borrowers. Larson Associates, LLC performs appraisals for a number of other clients in addition to the Company. Management of the Company believes that all appraisals performed by Larson Associates, LLC were performed in an unbiased manner and represent proper market valuations.

           The Company sub-leases office space to Larson Associates, LLC on a monthly basis. The amount received from Larson Associates, LLC for each of the years ended March 31, 2002 and 2001 was $5,000.

           During the fiscal years ended March 31, 2002 and March 31, 2001, the Company sold loans to the First Connecticut Capital Mortgage Fund A, Limited Partnership ("Limited Partnership A") and the First Connecticut Capital Limited Partnership Mortgage Fund B, Limited Partnership ("Limited Partnership B"). In addition, the Company services all loans to these partnerships. As of December 31, 2002 the Company was servicing $4,506,000 of loans for Limited Partnership A, compared to $4,423,000 as of December 31, 2001, and was servicing $2,473,000 of loans for Limited Partnership B, compared to $460,000 as of December 31, 2001.

           Certain members of the Company's Management, Board of Directors, employees and their immediate families are limited partners of Limited Partnership A and Limited Partnership B. As of March 31, 2002 and 2001, these individuals accounted for 19% and 24%, respectively, of the ownership in Limited Partnership A. As of March 31, 2002 these individuals accounted for 7% of the ownership in Limited Partnership B.

           During the fiscal years ended March 31, 2002 and March 31, 2001, the Company sold loans to certain members of management, and to each of the members of the Board of Directors, employees and their immediate families and to one of the individuals proposed as a new Board member and consultant and/or to their limited liability company or trust (collectively, "Affiliated Purchasers"). The Company services all of these loans. As of March 31, 2002 and March 31, 2001 the Company was servicing $2,924,470 and $2,926,682, respectively, of loans that it had sold to Affiliated Purchasers, as follows:



------------------------------------------------------------------------------------------------------------------------------------
                                                LOANS SOLD TO AFFILIATED PURCHASERS

------------------------------------------------------------------------------------------------------------------------------------
                                                 4/1/00 - 3/31/01                                  4/01/01 - 3/31/02
                                                 ----------------                                  -----------------
---------------------------------------------------------------------------------   ------------------------------------------------
                                                                    PRINCIPAL                                            PRINCIPAL
                                       NEW                             BAL                NEW                               BAL
                                    PRINCIPAL       INT &FEES      AT 3/31/01          PRINCIPAL        INT. & FEES     AT 3/31/02
                                    ---------       ---------      ----------          ---------        -----------     ----------
-----------------------------------             --              -                                    -                -
-----------------------------------             --              -                                    -                -
    PURCHASER        AFFILIATION
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Busker, Harriet    Officer and                0           7,760           70,000                   0            7,807         70,000
                   Director
                   (sister in law)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
D'Addario Estate   Director                   0               0                0             450,000           13,276        450,000
                   (Fiduciary)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
D'Addario Janet    Director              66,667           4,333           66,667                   0            8,044         66,667
                   (spouse)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
D'Addario Thomas   Director              66,667          12,719          141,667                   0           15,698        141,667
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
D. Engelson        Director              50,000          29,260           80,000              60,000            3,716         30,000
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Dubin Barbara      Director              66,667           5,954          124,667                   0           14,452         66,667
                   (sister)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Sylvia Engelson    Director                   0           9,010           75,000              15,000            8,250         15,000
                   (spouse)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
M Goldman Trst     Director             155,000          23,559          280,000               5,000           17,558              0
                   (Trust)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Ellen Goldman      Director                   0           7,457           80,000              90,000            9,921         90,000
                   (spouse)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
F & D Kaplan TR    Officer (son               0               0                0               1,000               27          1,017
                   in law)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
F & D Kaplan       Officer (son               0           1,190            4,681                   0            2,437          6,752
                   in law)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
L Yurdin           Officer and          100,000          25,968          230,000             175,000           27,669        175,000
                   Director
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Ed Metzendorf      Officer and           10,000           4,178           40,000               5,000            4,508         45,000
                   Director (son
                   in law)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Ottowell P         Officer                    0           2,062            5,000               5,000              429              0
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Prof Mtg           Director           1,230,750         196,750        1,367,000           1,536,825          180,385      1,389,700
---------------------------------------------------------------------------------   ------------------------------------------------




                                      -19-


---------------------------------------------------------------------------------   ------------------------------------------------
Helen Shatanof     Officer and                0           7,177           65,000                   0            7,547         65,000
                   Director (aunt)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Beth Y. Metzendorf Officer and                0           1,995           17,000              10,000            2,813         27,000
                   Director
                   (daughter)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Barbara Yurdin     Officer and                0           9,622           40,000                   0            4,259         40,000
                   Director
                   (spouse)
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Cohen Profit       Director                   0          14,628          200,000                   0           29,569        200,000
Sharing            Nominee
---------------------------------------------------------------------------------   ------------------------------------------------

---------------------------------------------------------------------------------   ------------------------------------------------
Scott Yurdin       Officer and                0           4,559           40,000               5,000            4,876         45,000
                   Director
                   (Child)
---------------------------------------------------------------------------------   ------------------------------------------------

-----------------------------------==============================================   ================================================
TOTALS                                1,745,751         368,181        2,926,682           2,357,825          363,241      2,924,470
-----------------------------------==============================================   ================================================



If for any reason an event of default were to occur with respect to a majority of the above loans and there occurred any foreclosure or other disposition of the collateral, then upon liquidation of the collateral, the Affiliated Purchaser would be entitled to recovery of its investment and accrued interest before the Company could recover its investment in any of the above loans. The Company does not guarantee any investment or interest return in the above transactions. The Company grants a priority position and a lower interest rate on one or more loans sold to an Affiliated Purchaser, when the loan bears a higher nature of risk or has a higher loan to value ratio than loans sold to Limited Partnership A, Limited Partnership B or others. Loans are sold to the Affiliated Purchaser only if such loans cannot be sold on commercially reasonable terms to Limited Partnership A or B, assigned to the Company's secured lender or sold on commercially reasonable terms to an unaffiliated third party who does not require a loan priority and lower interest rate. It is the opinion of management that the Company benefits by selling such loans under this arrangement to such Affiliated Purchasers rather than declining to make the loans. To date, there have been no events of defaults with respect to any such loans.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

           Under United States securities laws, the Company's directors and officers and persons who own more than ten percent (10%) of the Company's Common Stock are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal years ended March 31, 2002 and March 31, 2001, its directors and officers and holders of more than ten percent (10%) of the Company's Common Stock complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

           On March 1, 2003, there were 1,173,382 shares of Common Stock outstanding. The following table sets forth as of March 1, 2003 the number of shares of the Company's Common Stock and the percentage of that class owned beneficially, as "beneficial owner" is defined in Item 403 of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group.

SECURITIES OWNERSHIP OF CURRENT EXECUTIVE OFFICERS AND DIRECTORS

                                          AMOUNT AND
                                           NATURE OF
                                          BENEFICIAL
NAME AND ADDRESS                          OWNERSHIP*            PERCENT OF CLASS
----------------                          ---------             ----------------


David Engelson........................      43,605                   3.72%
3200 Park Avenue
Bridgeport, CT

Lawrence R. Yurdin....................      50,207                   4.28%
431B North Trail
Stratford, CT

Michael L. Goldman....................      32,921                   2.81%
11 Skytop Drive
Trumbull, CT

Thomas D'Addario......................      31,700                   2.70%
329 Bridgeport Avenue
Shelton, CT

Priscilla E. Ottowell.................        9,389                   .80%
90 Goodhill Road
Oxford, CT

Jan E. Cohen..........................        18,113                 1.54%
38 Meadowcrest Drive
Fairfield, CT

All directors and executive
officers as a group (six persons).....       185,935                15.85%

STOCK OWNERSHIP OF SIGNIFICANT STOCKHOLDERS

Carucci Family Partners...............      121,300(1)              10.34%
C/O Carr Securities Corp
14 Vanderventer Avenue
Port Washington, NY

Robert E. Humphreys...................      114,900(2)               9.79%
64 Alcott Street
Acton, MA

STOCK OWNERSHIP OF PROPOSED DIRECTORS

Bernard Zimmerman.....................       15,600(3)               1.33%
18 High Meadow Road
Weston, CT

Martin Cohen..........................       51,000(4)               4.35%
27 East 65th Street Apt. 11A
New York, NY

Jay J. Miller.........................            0                     0%
430 East 57th Street
New York, NY

-----------------------
           * Beneficial ownership, as defined in Item 403 of Regulation S-B, includes all options that are exercisable within 60 days.

(1) Total includes 5,000 shares beneficially owned by Walter Carucci, but does not give effect to the proposed sale of an aggregate of 53,000 shares, as follows: 8,800 shares to be sold to the Cohen Profit Sharing Plan and 44,200 shares to be sold to Bernard Zimmerman & Company, Inc., both such sales being subject to the consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 1 and 2 below.

(2) Total includes shares beneficially owned by members of his immediate family and affiliated trusts.

(3) All such shares are held by Bernard Zimmerman & Company, Inc., an affiliate of Mr. Zimmerman. Does not include (a) an aggregate of 47,700 shares to be acquired by Bernard Zimmerman & Company, Inc. from Carucci Family Partners and an unaffiliated person or (b) 125,000 shares and Warrants to purchase 100,000 shares pursuant to the Stock Purchase Agreement, all of which are subject to consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 1 and 2 below. For purposes of Regulation 13D, Messrs. Cohen and Zimmerman may be deemed to be acting as a "group" as defined therein; they have, however, disclaimed acting as a group pursuant to a Schedule 13D filed September 6, 2002.

(4) All such shares are held by Cohen Profit Sharing Plan, an affiliate of Mr. Cohen. Does not include (a) an aggregate of 12,300 shares to be acquired by Cohen Profit Sharing Plan from Carucci Family Partners and an unaffiliated person or (b) 125,000 shares and Warrants to purchase 100,000 shares pursuant to the Stock Purchase Agreement, all of which are subject to consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 1 and 2 below. For purposes of Regulation 13D, Messrs. Cohen and Zimmerman may be deemed to be acting as a "group" as defined therein; they have, however, disclaimed acting as a group pursuant to a Schedule 13D filed September 6, 2002.



SECURITIES OWNERSHIP OF DIRECTOR NOMINEES ASSUMING CLOSING OF THE TRANSACTIONS

           CURRENT    CURRENT      PURCHASE   NUMBER OF OWNERSHIP   ADDITIONAL    NEW    OWNERSHIP   WARRANTS    OWNERSHIP    TOTAL
          OWNERSHIP  OWNERSHIP        AND       SHARES  PERCENT-   PURCHASE OF    OWNER-  PERCENT-    (IF        (ASSUMING   OWNER-
                     PERCENTAGE    ISSUANCE              AGE      UNAFFILIATED    SHIP      AGE     EXERCISED)  EXERCISE OF   SHIP
                                  OF 250,000                       PARTIES'                                      WARRANTS)  PERCENT-
                                    SHARES                          SHARES                                                    AGE
          --------------------------------------------------------------------------------------------------------------------------





Yurdin        21,707   1.85%             -      21,707     1.53%           -       21,707      1.53%                 21,707    1.34%
Goldman       16,921   1.44%             -      16,921     1.19%           -       16,921      1.19%                 16,921    1.04%

Zimmerman     15,600   1.33%       125,000     140,600     9.88%      47,700      188,300     13.23%    100,000     288,300   17.76%
Cohen         51,000   4.35%       125,000     176,000    12.36%      12,300      188,300     13.23%    100,000     288,300   17.76%
Miller             -   0.00%                         -     0.00%                        -      0.00%                      -    0.00%
          --------------------------------------------------------------------------------------------------------------------------

             105,228   8.97%       250,000     355,228    24.96%      60,000      415,228     29.17%    200,000     615,228   37.90%





TOTAL      1,173,382               250,000    1,423,382               60,000    1,423,382               200,000    1,623,382
          ==========================================================================================================================


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

           The Company's Common Stock is traded in the over the counter market, and the low bid and high ask prices of the Company's stock are quoted on the OTC Bulletin Board under the symbol FCCC.

           Following are the low bid and high ask prices for the Company's Common Stock on March 6, 2003, and for each month during the current fiscal year; and for each quarter during the fiscal years ended March 31, 2002 and 2001, as quoted on the OTC Bulletin Board.

           ------------------------------------ ----------------------- ---------------------
                  DATE OR FISCAL PERIOD                LOW BID                HIGH ASK
           ------------------------------------ ----------------------- ---------------------
           ----------------------------------------------------------------------------------

           FISCAL YEAR ENDING MARCH 31, 2003
           ----------------------------------------------------------------------------------
           ------------------------------------ ----------------------- ---------------------
           March 6, 2003                              $0.95                  $1.05
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           February, 2003                              0.95                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           January, 2003                               0.75                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           December, 2002                              0.75                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           November, 2002                              0.75                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           October, 2002                               0.82                    1.00
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           September, 2002                             0.82                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           August, 2002                                0.72                    0.90
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           July, 2002                                  0.82                    1.01
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           June, 2002                                  0.65                    0.90
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           May, 2002                                   0.65                    0.90
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           April, 2002                                 0.65                    0.90
           ------------------------------------ ----------------------- ---------------------
           ----------------------------------------------------------------------------------

           FISCAL YEAR ENDING MARCH 31, 2002
           ----------------------------------------------------------------------------------
           ------------------------------------ ----------------------- ---------------------
           Fourth Quarter                            $0.65                   $0.86
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           Third Quarter                               0.65                    1.10
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           Second Quarter                              0.65                    0.75
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           First Quarter                               0.64                    0.66
           ------------------------------------ ----------------------- ---------------------
           ----------------------------------------------------------------------------------

           FISCAL YEAR ENDING MARCH 31, 2001
           ----------------------------------------------------------------------------------
           ------------------------------------ ----------------------- ---------------------
           Fourth Quarter                            $0.60                   $0.64
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           Third Quarter                               0.57                    0.67
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           Second Quarter                              0.40                    0.59
           ------------------------------------ ----------------------- ---------------------
           ------------------------------------ ----------------------- ---------------------
           First Quarter                               0.40                    0.55
           ------------------------------------ ----------------------- ---------------------

           Following is a summary of the historical and recent market price and book value of the Company's Common Stock. June 2002 represents the date on which the Stock Purchase and Asset Purchase Agreements were executed.

            DATE              LOW BID         HIGH ASK         BOOK VALUE

            June, 2002           $0.65         $0.90              $1.82
            February, 2003        0.95          1.01               1.89

           The approximate number of stockholders of the Company on December 31, 2002 was 1,130 and the Company estimates that it has a total of approximately 1,350 beneficial stockholders. The Company has not paid any dividends on its Common Stock since April 27, 1990. The Company currently intends to retain earnings for use in its business and does not anticipate paying cash dividends in the foreseeable future, except as set forth in this Proxy Statement in the event that the transactions contemplated by and described in Proposals 1 and 2 are approved and closed.

COMPARATIVE PERFORMANCE BY THE COMPANY

           The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of: (i) a broad equity market index; and (ii) a published industry index or peer group. The following graph compares the Common Stock with: (i) the Russell 2000 Index; and (ii) a Peer Group (as defined below) and assumes an investment of $100 on March 31, 1997 in each of the Common Stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Group, assuming the reinvestment of dividends.


[GRAPHIC OMITTED][GRAPHIC OMITTED]


                 COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN*
         AMONG FIRST CONNECTICUT CAPITAL CORP., THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

                     3/97   3/98    3/99     3/00    3/01      3/02      12/02


FIRST CONNECTICUT   100.0   92.00  162.48   228.00  256.00    320.00    300.00
RUSSELL 2000        100.0  142.01  118.93   163.28  138.25    157.59    120.51
PEER GROUP          100.0  137.68  113.04   130.21  105.20     64.80     23.16




           Total return calculations for the Russell 2000 Index and the Peer Group were prepared by Research Data Group, Inc. The Peer Group is composed of stocks within the NASDAQ Small Cap Financial Stock Index. Specific information regarding the companies comprising the Peer Group will be provided to any stockholder upon request to Priscilla E. Ottowell, the Secretary of the Company.

           The preceding graph shall not: (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; or (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

                     INTRODUCTION TO PROPOSALS NOS. 1 AND 2

HISTORICAL BACKGROUND OF THE ASSET PURCHASE AND STOCK PURCHASE AGREEMENTS

           The Company has been publicly held for nearly four decades. At this time, the Company's only operations consist of a small construction mortgage lending business. Total revenues of the business for the fiscal year ended March 31, 2002, were $1,220,000 and for the third fiscal quarter ended December 31, 2002, revenues were $1,136,000 as compared to total revenues for the fiscal year ended March 31, 2001 of $995,000 and for the third fiscal quarter ended December 31, 2001 of $901,000.

           The Company's business in size and focus has changed over the years to a point where management no longer believes the mortgage business should be operated as a public company. The business of the Company is to a great degree centralized around and conducted by one person, its President, and has a total of five employees, including the President.

           There has been little appreciation in the price or liquidity of the Company's stock in several years. As a result, stockholders have been unable to realize any significant value from their investment in the shares of the Company.

           Accordingly, approximately two years ago, the Company began to explore ways to maximize stockholder value. The Company retained a financial advisor to help it to identify and investigate various types of transactions, including mergers, acquisitions and liquidation. However, management was not successful in pursuing an appropriate business combination. Furthermore, management recognized that outright liquidation would (i) require stockholders to forfeit any value inherent in its publicly held status and (ii) could result in the Company selling its assets at a discount.

           In early 2001, Messrs. Bernard Zimmerman of Weston, Connecticut and Martin Cohen of New York City, two experienced and successful entrepreneurs, approached the Company and offered to make a substantial investment in and act as consultants to the Company. The Company entered into an initial non-binding letter of intent with Messrs. Zimmerman and Cohen which contemplated the execution of definitive agreement substantially similar to the Stock Purchase Agreement.

           Nonetheless, the Company continued to investigate other opportunities to maximize stockholder value. In April 2001 the Company submitted a proposal to a financial publishing and information company, pursuant to which the Company would have consummated a transaction substantially identical to the transaction described in the Asset Purchase Agreement and then consummated a merger, whereby the sole operating business of the Company would have been that of the financial publishing and information company. That proposed transaction did not proceed beyond the proposal because the other company elected not to pursue it.

           In November 2001, Messrs. Cohen and Zimmerman affirmed their continued interest in pursuing a transaction with the Company. Specifically, they proposed that the Company sell its current business and operating assets, leaving a minimum of $1,500,000 in cash on hand after the payment of all fees and expenses associated with the transaction and all other liabilities to be paid as contemplated by and described in Proposals 1 and 2 below. Their objective was to identify and assist the Company in buying, merging or otherwise combining with an operating business that would be more appropriate to operate as a publicly held entity.

           Meanwhile, the members of the Company's Board of Directors and Management confirmed their interest in purchasing the mortgage business and operating assets for an amount equal to the assets' approximate net book value, without requiring the Company to make any substantive representations or warranties. Typically, an arms-length purchaser of loan portfolio assets would pay considerably less than net book value as a result of: (a) discounts from the face value of the loans and (b) further reductions attributable to payment histories, borrowers' credit and quality of the collateral securing the loans.

           Management determined these two potential transactions represented the best available opportunity for stockholders to maximize the value of their stock. Management believes that the experience and knowledge that both Mr. Zimmerman and Mr. Cohen have in advising private and public companies in numerous merger and acquisition negotiations and transactions would allow stockholders to realize value not just in the Company's assets but also from the its status as a public entity. It is intended that after the closing of the Asset Purchase transaction, the Company, with the aid of Messrs. Zimmerman and Cohen, would be able to close a suitable business combination that would bring stockholders better value for their shares. In order to empower Mr. Zimmerman and Mr. Cohen to assist the Company in seeking a suitable business combination, Management agreed to permit them to purchase stock, warrants and other contractual rights in the Company and its management, as set forth in the Stock Purchase Agreement and described in this proxy statement.

           In December 2001 the Company executed a letter of intent with the Management group to purchase the Company's assets and continued to negotiate the terms of the investment by Messrs. Zimmerman and Cohen. In June 2002 the parties entered into definitive purchase agreements with respect to those proposed transactions. Under such terms, Messrs. Zimmerman and Cohen would purchase 250,000 shares of Common Stock at $1.00 a share. This represented a 54% premium over the bid price of the Company's stock the day prior to the Company's announcement of the Asset Purchase and Stock Purchase Agreements, and a 33% premium over the $.75 bid price as of January 14, 2003. Messrs. Zimmerman and Cohen would also buy, for a nominal amount, Warrants to purchase an additional 200,000 shares of Common Stock, exercisable at $1.00 a share. Upon closing of the proposed Stock Purchase Agreement, together with shares purchased from other unaffiliated stockholders, Messrs. Zimmerman and Cohen would each own 13.23% of the Company's total outstanding shares and assuming exercise of all of their outstanding Warrants into Common Shares, would each own 17.76% of the Company's total outstanding shares. The proposed Stock Purchase Agreement by Messrs. Zimmerman and Cohen is described in Proposal 2, below.

           The Company then engaged the Clayton Group, a nationally known loan portfolio appraisal company, to provide an independent valuation of the Company's principal assets, its portfolio of real estate mortgage loans. Members of the current Board of Directors have offered to pay the approximate net book value of the loan portfolio as determined by the Clayton Group as well as the approximate net book value of the other assets of the Company (excluding the cash and deferred tax assets). The Company has also obtained a fairness opinion from Westwood Partners, Ltd., an NASD Broker-Dealer, as to the Asset Purchase Transaction.

                                   PROPOSAL 1
                            ASSET PURCHASE AGREEMENT

           PLEASE REFER TO THE SECTIONS ENTITLED "SUMMARY," "RISK FACTORS" AND THE PRO FORMA BALANCE SHEET SET FORTH ON PAGES 1, 10 AND 7, RESPECTIVELY.

           SET FORTH BELOW IS SELECTED INFORMATION ABOUT THE PROPOSED SALE OF THE COMPANY'S BUSINESS AND OPERATING ASSETS, WHICH MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTION FULLY, WE STRONGLY ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT AS WELL AS THE ASSET PURCHASE AGREEMENT. WE HAVE INCLUDED A COPY OF THE ASSET PURCHASE AGREEMENT IN THIS PROXY STATEMENT IN ANNEX A.

SUMMARY OF THE ASSET PURCHASE AGREEMENT

           On June 28, 2002 the Company, with the approval of the Board of Directors, and subject to stockholder approval, entered into an Asset Purchase Agreement between the Company and FCCC Holding Company, LLC ("Holding"). The Asset Purchase Agreement provides for the sale of substantially all of the Company's assets to, and the assumption of substantially all of the Company's liabilities by, Holding. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the approval of the stockholders of the Company.

THE AGREEMENT: The Asset Purchase Agreement provides for the sale by the Company to Holding of all of the operating assets and the business of the Company, including but not limited to its tangible personal property, loans receivable, accounts receivable, contracts, intangibles, investments, loan servicing rights and certain prepaid accounts. The Company is not selling its cash or certain deferred tax assets, including carried forward net operating losses (if any). The Asset Purchase Agreement does not require the Company to make any material representations or warranties about the assets or the Company's business.

THE BUYER: Holding is a recently organized Connecticut limited liability company, created solely for the purpose of acquiring the operating assets and the business of the Company, with the exception of its cash and certain deferred tax assets. Holding was formed by the current directors and management of the Company and will be operated and owned by the Company's current directors and management upon the closing of the Asset Purchase Agreement. There have been no negotiations, transactions or material contracts during the past two years between Holding and the Company except in connection with the proposed Asset Purchase transaction.

PURCHASED ASSETS: Holding is purchasing substantially all of the assets and the business of the Company with the exception of cash and certain deferred tax assets, including carried forward net operating losses (if any). A schedule of the purchased assets is contained in Schedule 1(a) of the Asset Purchase Agreement, Annex A, hereto.

PURCHASE PRICE: The purchase price of the purchased assets will be determined by the independent appraiser (see "Independent Appraiser" below) at the time of the closing. The purchase price will be approximately equal to the book value of the assets on the closing date, less cash and deferred tax assets. Based upon the report of the independent appraiser, in the event that the transactions had closed as of December 31, 2002, then, on a pro forma basis, the aggregate purchase price to be received by the Company on the closing of the Asset Purchase Agreement would have been $1,842,000 (see Pro Forma Balance Sheet on page 7). While the Company has no reason to believe that the actual purchase price would be more or less than the amount set forth above, there can be no assurance as to the amount that the Company will ultimately receive, which shall approximate the book value of the assets on the closing date, as adjusted to account for the results of the Company's operations for the period between December 31, 2002 and the actual date of closing, currently anticipated to occur on or about March 31, 2003, subject to extension.

           The independent appraiser assigned no value to the Company's servicing rights due to their short term nature and limited marketability. Nonetheless, Holding is paying the approximate book value ($35,000) for those rights in order to insure that the Company receives an adequate consideration for its business assets.

           The independent appraiser also assigned no going concern value to the Company's business for the following reasons:

           o The Company is not making any representations or warranties with respect to the assets purchased.
           o The Company is not creating any escrows or reserves with respect to any of its representations and warranties.
           o The Company is in a fragile business in a declining market environment.
           o The business experience and business relationships of Mr. Lawrence Yurdin, a Director and the Company's current President, comprises materially all of the Company's going concern value.
           o The business is overwhelmingly dependent upon Mr. Yurdin's continued full time involvement, who shall cease to work for the Company after consummation of the proposed transactions.

POTENTIAL NEGATIVE IMPLICATIONS TO STOCKHOLDERS FROM THE ASSET PURCHASE
AGREEMENT: While the Board of Directors and management believe the proposed transactions represent the best available opportunity for stockholders to achieve an increase in the value of their stock, they also stress that the proposed Asset Purchase Agreement may present potentially negative implications to stockholders for the following reasons:

           o After the closing of the transaction, the Company will have no operating business and there can be no assurance that it will successfully effect a business combination with an appropriate operating business. In such event, the Company may be categorized as an investment company, which could cause the Company to incur material compliance expenses.
           o The Company will no longer benefit from the current and potential future profitability and growth of its mortgage lending business.
           o Current management will no longer control the Board of Directors or day to day management of the Company.
           o The Company may not achieve sufficient income to offset its operating expenses, thereby creating operating losses that may require it to use and thereby reduce its cash on hand.

REASONS FOR THE SALE: The Board of Directors and management of the Company have determined that the costs associated with maintaining the Company as a public entity are inappropriate for the Company's current operating business and that the Company is currently not positioned to exploit the capital markets generally available to public corporations nor any other advantage or opportunity of being a publicly held company. This has been reflected in the narrow trading range of the price of the Company's stock, the fact that the stock has typically traded at prices below its book value, the failure of that price to appreciate and the relative illiquidity of the stock.

           Accordingly, the Board of Directors has determined that the best way to increase stockholder value is to sell the operating assets for cash in an amount equal to the approximate net book value and permit a new, experienced management team to attempt to find an operating business that would be more suitable for the resulting publicly held entity. In the event that the new management team is unable to effect a "material transaction" (defined in the Asset Purchase Agreement as a transaction or transactions having a value of not less that $750,000) with such an operating company within 36 months (subject to a three month extension in certain circumstances) of the closing of the asset sale, then upon the request of the holders of 20% or more outstanding stock of the Company held by non-affiliates of management, the Company shall schedule a meeting of stockholders, pursuant to a proxy solicitation, at which the stockholders will vote on whether to liquidate the Company. All shares held by management shall be voted at any such meeting in the same proportion as the non-management shares.

ALTERNATIVES TO PROPOSED SALE: The Board of Directors carefully considered several alternatives to the proposed transaction.

           One alternative would be the immediate liquidation of the operating assets and distribution of the proceeds to the stockholders. While such liquidation would relieve the Company of the burdens of its public reporting obligations, a liquidation was deemed less favorable than the proposed asset sale since it would result in only a pro rata distribution of the Company's cash on hand and the cash attributable to the liquidation value of the Company's loans and tangible assets, which could be significantly below their approximate book value. Typically, an arms-length purchaser of loan portfolio assets would pay considerably less than net book value as a result of: (a) discounts from the face value of the loans and (b) further reductions attributable to payment histories, borrowers' credit and quality of the collateral securing the loans. Additionally, any value in the Company's public status would be lost. The Board felt that the proposed transaction could preserve any stockholder interest in the Company's value as a public corporation, while ultimately providing for the opportunity to obtain a liquidating distribution in the event that the Company was unable to consummate a business combination that utilizes its publicly held status.

           Another alternative would be a merger or other business combination with another operating company. The Company unsuccessfully attempted to identify possible transactions of this nature for more than two years. In April of 2001, the Company submitted a proposal to a financial publishing and information company, pursuant to which the Company would have consummated a transaction substantially identical to the transaction described in the Asset Purchase Agreement and then consummated a merger, whereby the sole operating business of the Company would have been that of the financial publishing and information company. That proposed transaction did not proceed beyond the proposal because the other company elected not to pursue it.

           Furthermore, the proposed buyers of the assets and the business of the Company (who are current members of the Company's Board of Directors) have an immediate interest and financial capability to purchase the assets, which could be lost if the Company fails to conclude such a sale. No other party or parties have made a definitive offer to purchase the assets and the business from the Company at any price or on any terms and, in any event, the Company has not received any offers or proposals for such a purpose at terms as favorable as those being offered by the proposed buyer. Management has no reason to believe that such an offer may be forthcoming at any time in the future.

EFFECT OF THE SALE: As a result of the proposed transaction, the Company would have no liabilities and its sole assets would be cash, including the net proceeds of the sale, and certain deferred tax assets, the value of which, if any, has not been determined. Accordingly, if the Asset Purchase transaction is consummated, then the Company would have no operating business (See the Company's Pro Forma Balance Sheet, on page 7).

SUBSEQUENT PLANS: Following the closing of the transactions contemplated by and described in the Asset Purchase Agreement, a new, experienced management team will seek an appropriate merger or business combination for the Company in order to increase stockholder value and better realize the value inherent in the Company's status as a publicly held company. In the event that the Company were unable to consummate a suitable merger or business combination transaction or transactions having an aggregate value of not less than $750,000 within 36 months of the closing of the asset sale (subject to a three month extension), then upon the request of the holders of 20% or more outstanding stock of the Company held by non-affiliates of management, the Company shall schedule a meeting of stockholders at which the stockholders will vote, pursuant to a proxy solicitation, whether to liquidate the Company. All shares held by management shall be voted at such meeting in the same proportion as the non-management shares. In the event that the Asset Purchase Agreement is consummated, then the Company's current management will have no role in the management of the Company other than the fact that two of the current directors will hold two of the five seats on the Board of Directors.

ASSUMPTION OF LIABILITIES: As of the closing of the Asset Purchase Agreement, Holding will assume and indemnify and hold the Company harmless from and against all of its liabilities.

INDEPENDENT APPRAISER: The Clayton Group, a nationally recognized appraisal firm that specializes in valuing loan assets for financial institutions, was first engaged in September 2001 to appraise the loan portfolio and loan servicing rights of the Company for the purposes of the proposed transaction. Neither the Company, the Board of Directors nor any member of Holding has had any prior dealings or relationships with the Clayton Group. In accordance with industry practice, the Clayton Group determined the approximate value of the Company's loan portfolio and loan servicing rights as of December 30, 2002 to be $18,469 and a book value on that same date of $4,234,000 (see the report of the independent appraiser attached in Annex E). The other tangible assets of the Company to be sold are office equipment and supplies which were not appraised and are of negligible value.

           The fees paid to the Clayton Group for its services relating to this transaction from the date of its first engagement are $9,644. There are no fees remaining payable to the Clayton Group. Over the past two years, the Company has had no other business with the Clayton Group. The Clayton Group has reviewed and consented to the description of its appraisal in this Proxy Statement.

EFFECTIVE TIME OF THE SALE: In accordance with the terms of the Asset Purchase Agreement, the closing of the transactions contemplated by the Asset Purchase Agreement shall occur on or about the tenth (10th) business day following approval by the Company's stockholders.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Asset Purchase Agreement contains various minimal representations and warranties made by the Company. Such representations and warranties include, without limitation, authorization, organization, binding obligation and corporate power.

REPRESENTATIONS AND WARRANTIES OF HOLDING: The Asset Purchase Agreement contains customary representations and warranties made by Holding. Such representations and warranties include, without limitation, authorization, organization, binding obligation and corporate power.

CONDITIONS TO CLOSING: The completion of the transactions contemplated by the Asset Purchase Agreement depends upon the satisfaction of a number of conditions, including, among others:

           o Approval of the Asset Purchase Agreement by stockholders of the Company holding not less than the two-thirds of the issued and outstanding shares of Common Stock.
           o Accuracy in all material respects of the representations and warranties contained in the Asset Purchase Agreement.
           o Compliance in all material respects with all agreements and obligations of each of the Company and Holding that are required to be complied with before consummation of the sale.

           o Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the sale.
           o   Assumption by Holding of all liabilities of the Company.
           o   Absence of any law or injunction preventing the sale.
           o Approval by the stockholders of the Company of the election of the five nominees for directors of the Company (see Proposal 3, below), the 2002 Equity Incentive Plan (see Proposal 4, below), the Stock Purchase Agreement (see Proposal 2, below) and the change of the Company's corporate name (see Proposal 5, below).

COVENANTS OF THE COMPANY: The Asset Purchase Agreement contains customary covenants made by the Company. Such covenants include, without limitation, agreements to cooperate with Holding to assume the Company's real property obligations, to perfect Holding's interests in the Company's intellectual property, and to declare and pay a dividend within ninety (90) days subsequent to the Closing, if certain conditions were met, as set forth in Section 4.2 of the Asset Purchase Agreement.

COVENANTS OF HOLDING: The Asset Purchase Agreement contains various customary covenants made by Holding. Such covenants include, without limitation, agreements to take all steps necessary to assume the Company's liabilities and to maintain a tangible net worth of not less that one million dollars ($1,000,000) for a period of three (3) years subsequent to the closing.

APPRAISAL RIGHTS: The Company is organized under the corporate laws of the State of Connecticut. Connecticut corporate law provides certain rights to dissenting stockholders in connection with certain corporate actions. These rights and the procedures to assert these rights are detailed in Sections 33-855 to 33-872 of the Connecticut General Statutes. A copy of the relevant sections is set forth in Annex F.

FEDERAL TAX CONSEQUENCES: The Asset Purchase transaction will not have material income tax consequences to the Company or to the stockholders.

TERMINATION OF THE AGREEMENT: The Asset Purchase Agreement provides that the Company or Holding may mutually agree to terminate the Asset Purchase Agreement at any time before the time of the closing of the Asset Purchase Agreement. The Company may terminate the Asset Purchase Agreement if the Board of Directors determines that it is legally required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties and obligations to the stockholders. In addition, Holding or the Company may terminate the Asset Purchase Agreement, if specified events occur. These include:

           o   If the conditions set forth in the Asset Purchase Agreement have not been satisfied or waived by the party to whom they apply.
           o   If either party has failed to comply with any of its obligations or covenants and such failure has not been waived by the other party.
           o If the Asset Purchase Agreement were deemed to be unenforceable in any bankruptcy or similar proceeding in which the Company is the debtor.
           o If two-thirds of the Company's stockholders do not vote in favor of the sale.
           o If the closing has not occurred on or prior to April 30, 2003 and Holding has not waived any conditions precedent, the obligation of Holding to close the transactions contemplated by the Asset Purchase Agreement shall be null and void unless waived in writing by Holding.

REGULATORY REQUIREMENTS: No federal or state regulatory requirements must be complied with or approval must be obtained (other than stockholder approval) in connection with the sale.

OPINION OF FINANCIAL ADVISOR: In connection with the sale of the assets and the business, the Company's Board of Directors received an opinion from Westwood Partners, Ltd. ("Westwood"), a NASD registered Broker Dealer, which is acting as its financial advisor in connection with the proposed sale of the assets and the business. Westwood was first engaged by the Company on February 11, 2000.

The principals of Westwood, Duane L. Berlin and Donald M. Kleban, are, respectively, the Managing Attorney and Counsel to Lev & Berlin, P.C., the law firm that is acting as special securities counsel for the Company in connection with the proposed sale of assets and the business. Mr. Kleban is a former corporate and securities attorney, who has been involved in the securities and corporate finance industries for approximately 15 years, including senior positions in leading Wall Street securities firms. Mr. Kleban is also a principal of the Artemis Group, a leading legal recruitment firm in New York City. Mr. Berlin is the Principal of Lev & Berlin and is a practicing corporate and securities attorney. Both are NASD Series 7 Registered Representatives and Mr. Kleban is a Series 24 General Securities Principal.

The opinion states, subject to specific qualifications, limitations and exclusions, that the form of the transaction is fair and reasonable. The opinion is limited to the form of the transaction since the amount of the purchase price has been determined in accordance with the valuation of the Company's assets by a qualified independent appraiser (see "Independent Appraiser" above). In rendering its opinion, Westwood reviewed the corporate and financial records of the Company, interviewed management and the Board of Directors and reviewed the historical price and volume data of the Common Stock of the Company. Westwood then reviewed the transactional options available to management to increase stockholder value. Westwood concluded that (i) the current mortgage lending business is not appropriate for operation within a publicly held company and that (ii) a disposition of the business assets for cash in an amount equal to their net book value would constitute a transaction that is financially fair to the stockholders. The opinion of Westwood is directed to all stockholders of the Company, including those affiliated stockholders who are purchasing the assets of the Company and whose interests in the transaction may conflict with the unaffiliated stockholders. A copy of the Fairness Opinion is set forth as Annex
D. Westwood has reviewed and consented to the Company's description of its opinion in this Proxy Statement.

The fees paid to the financial advisor for its services discussed herein from the date of first engagement are $50,000. There are no fees remaining payable to Westwood. Other than the foregoing, there have been no fees paid to Westwood for services during the past two years.

FINANCIAL DATA: The Company's financial statements for the quarter ended December 31, 2002 and for the years ended March 31, 2002 and 2001 are in the Company's Quarterly Report on Form 10-QSB, as amended, and its Annual Report on Form 10-KSB, as amended, copies of which are furnished herewith together with this proxy statement.

VOTE REQUIRED: The affirmative vote of the holders of two-thirds of the Company's issued and outstanding Common Stock as of the Record Date is required to approve the transaction contemplated by and described in the Asset Purchase Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Asset Purchase Agreement (Item No. 1 on the proxy card). All material factors the Board of Directors considered in deciding whether to approve and recommend the Asset Purchase Agreement are disclosed in this Proxy Statement. Messrs. Yurdin and Goldman, who abstained from the vote of the Board of Directors on this matter, both have interests in the Buyer.

                                   PROPOSAL 2
                            STOCK PURCHASE AGREEMENT

           PLEASE REFER TO THE SECTIONS ENTITLED "SUMMARY," "RISK FACTORS" AND THE PRO FORMA BALANCE SHEET SET FORTH ON PAGES 1, 10 AND 7, RESPECTIVELY.

           SET FORTH BELOW IS SELECTED INFORMATION ABOUT THE PROPOSED STOCK PURCHASE AGREEMENT. THIS SECTION MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTION FULLY, WE STRONGLY ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT AS WELL AS THE STOCK PURCHASE AGREEMENT. WE HAVE INCLUDED A COPY OF THE STOCK PURCHASE AGREEMENT IN THIS PROXY STATEMENT IN ANNEX B.

SUMMARY OF THE STOCK PURCHASE AGREEMENT

           On June 28, 2002 the Company, with the approval of the Board of Directors, and subject to stockholder approval, entered into a Stock Purchase Agreement with Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan (collectively, the "Purchasers"). The Stock Purchase Agreement provides for the sale of an aggregate of 250,000 shares of the Company's Common Stock at a price of $1.00 per share, and 5-year Warrants, at a purchase price of $.01 per Warrant, to purchase an additional 200,000 shares, exercisable at a price of $1.00 per share. Upon closing of the proposed Stock Purchase Agreement, Messrs. Zimmerman and Cohen would each own 13.23% of the Company's total outstanding shares and assuming exercise of all of their outstanding Warrants into Common Shares, would each own 17.76% of the Company's total outstanding shares. The closing of the transactions contemplated by the Stock Purchase Agreement is subject to the approval of the stockholders of the Company. The proxy holders will vote the proxies received by them for the authorization of the Stock Purchase Agreement.

THE AGREEMENT: The Stock Purchase Agreement provides for the sale of an aggregate of 250,000 shares of Common Stock at a per share price of $1.00, and 5-year Warrants at a purchase price of $.01 each, to purchase 200,000 shares of Common Stock exercisable at a price of $1.00 per share. While the pro forma balance sheet on page 7 of this Proxy Statement indicates that the post closing net book value of the Company's Common Stock per share of $1.73 will be higher than the purchase price per share of $1.00 as set forth in the Stock Purchase Agreement, the parties determined that the purchase price represents fair consideration for the Common Stock based upon arms-length negotiations between the parties, taking into account (i) the historical market price of the stock, which has consistently been at a substantial discount to the Company's net book value, (ii) the fact that the Purchasers are paying all cash for the securities,
(iii) the fact that the securities are restricted and (iv) the fact that the purchase price represents a substantial premium to the current and historical market price of the stock.

THE PURCHASERS: Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan are entities affiliated with Messrs. Bernard Zimmerman and Martin Cohen, respectively, each of whom currently is a nominee to serve as a Director of the Company. Pursuant to the Stock Purchase Agreement, subsequent to the sale, Messrs. Zimmerman and Cohen, if elected, would serve as Directors, officers and consultants to the Company and may become "control persons" of the Company as that term is defined in the Securities Exchange Act of 1934. Under the terms of their three-year consultant agreements Messrs. Zimmerman and Cohen initially would each receive $24,000 in annual fees.

EFFECT ON BOARD OF DIRECTORS: The terms of the Stock Purchase Agreement grant Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan to right to designate three of the Company's five directors.

EXEMPTION FROM SECURITIES ACT OF 1933: The offering of securities contemplated by the Stock Purchase Agreement is exempt from the registration requirements of
Section 5 of the Securities Act of 1933 (the "Securities Act") pursuant to
Section 4(2) of the Securities Act as a transaction not involving any public offering of securities.

USE OF PROCEEDS: The proceeds of the proposed sale of the securities would be used for general corporate purposes.

POTENTIAL NEGATIVE IMPLICATIONS TO STOCKHOLDERS FROM THE STOCK PURCHASE
AGREEMENT: While the Board of Directors and Management believe the proposed transactions represent the best available opportunity for stockholders to maximize the value of their stock, they also stress that the proposed Stock Purchase Agreement may present potentially negative implications to stockholders for the following reasons:

           o The 250,000 Common Shares and Warrants to purchase 200,000 Common Shares would represent 27.72% of the Company's total shares outstanding after the closing, assuming conversion of the Warrants. The issuance of such a large block of shares will negatively affect each stockholder's potential dividend as well as dilute each stockholder's effective voting power. Based on the pro forma balance sheet on page 7, the pro forma net book value of the Company without approval of the proposals would be $1.89 per share, whereas upon the closing of the Stock Purchase Transaction, the net book value would be $1.73 per share, assuming that the closing occurred on December 31, 2002. Further assuming conversion of the Warrants into 200,000 shares of Common Stock, the post-closing net book value would be $1.52 per share.
           o The sale could also negatively affect the bid price of the Common Stock as a result of the dilution to other stockholders caused by the issuance of additional Common Stock and Warrants for Common Stock to the purchasers.
           o The new investors would designate the holders of three of the Company's five Board seats. This would result in their having substantial control over the policy and operations of the Company, including potential material transactions in which the Company may engage.

CLOSING: In accordance with the terms of the Stock Purchase Agreement, the closing will occur on the tenth (10th) business day following approval by the Company's stockholders. If the closing has not occurred on or prior to April 30, 2003, and the Purchasers have not waived any conditions precedent, the obligation of the Purchasers to close the transactions contemplated by the Stock Purchase Agreement shall be null and void unless waived in writing by the Purchasers.

IMPLICATIONS OF LARGE BLOCK SALE: The 250,000 Common Shares and Warrants to purchase 200,000 Common Shares would represent 27.72% of the Company's total shares outstanding, assuming conversion of the Warrants. Such a large block of newly issued common shares would negatively affect each stockholder's potential dividend as well as dilute each stockholder's effective voting power. The sale could also negatively affect the market price of the Common Stock. See "Potential Negative Implications to Stockholders from the Stock Purchase Agreement" above.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Stock Purchase Agreement contains various customary representations and warranties made by the Company. Such representations and warranties include, without limitation, the solvency of the Company following the transaction, authorization, organization and corporate power, capitalization, registration rights, government consent, exemption of the offering, compliance with other instruments, litigation, taxes, financial statements, the absence of undisclosed liabilities, absence of certain changes or events and insurance in effect.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS: The Stock Purchase Agreement contains various customary representations and warranties made by the Purchasers. Such representations and warranties include, without limitation, business and financial experience, investment intent and legal authorization to consummate the transaction.

CONDITIONS TO CLOSING: The completion of the transactions contemplated by the Stock Purchase Agreement depends upon the satisfaction of a number of conditions, including, among other things:

           o Approval of the Stock Purchase Agreement by the stockholders of the Company holding not less than the majority of the shares of Common Stock voting at the meeting.
           o Accuracy in all material respects of the representations and warranties contained in the Stock Purchase Agreement.
           o Compliance in all material respects with all agreements and obligations of each of the Company and the Purchasers that are required to be complied with before consummation of the sale.
           o The election of the five nominees for directors of the Company (see Proposal 3, below), approval of the 2002 Equity Incentive Plan (see proposal 4, below) by the stockholders of the Company, the closing of the Asset Purchase Agreement (see Proposal 1, above) and the approval of the Company's corporate name change (see Proposal 5, below) by the stockholders of the Company.
           o Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the sale.
           o Receipt of legal opinions from counsel to the Company and the Purchasers as to certain corporate matters. o The absence of any law or injunction preventing the sale.

Both the Company and the Purchasers can elect to waive certain conditions to their own performance.

COVENANTS OF THE COMPANY: The Stock Purchase Agreement contains various customary covenants made by the Company. Such covenants include, without limitation, the preparation and filing of applicable forms required by federal, state or other cognizant regulatory body, and the preparation and filing of a registration statement for the Shares and Warrants or Warrant Shares in the event of the consummation of a business transaction between the Company and an unaffiliated person or firm and upon request of the holders of not less than fifty (50%) percent of the Shares and Warrants or Warrant Shares, if the Warrants have been exercised.

COVENANTS OF THE PURCHASERS: The Stock Purchase Agreement contains various customary covenants made by the Purchasers. Such covenants include, without limitation, investment representations, best efforts to cause the Company to distribute a pro rata dividend to the stockholders if certain conditions are met within ninety days of the Closing, and best efforts upon the request of the holders of 20% or more outstanding stock of the Company held by non-affiliates of management, to cause the Company to effect a vote as to the liquidation and pro rata distribution of the Company's assets to the stockholders in the event of failure of the Company to conclude a material transaction (defined as having an aggregate value in excess of $750,000) within three years of the Closing, subject to a three month extension by the Company

TERMINATION OF THE AGREEMENT: The Company and the Purchasers may mutually agree to terminate the Stock Purchase Agreement at any time before the time of the closing of the Stock Purchase Agreement. The Company may terminate the Stock Purchase Agreement if the Board of Directors determines that it is legally required to do so in order to comply with its fiduciary duties. In addition, the Purchasers or the Company may terminate the Stock Purchase Agreement if specified events occur. These include:

           o   If the conditions set forth in the Stock Purchase Agreement have not been satisfied or waived by the party to whom they apply.
           o   If either party has failed to comply with any of its obligations or covenants or such compliance has not been waived by the other party.
           o If the Stock Purchase Agreement were deemed to be unenforceable in any bankruptcy or similar proceeding in which the Company is the debtor.
           o If the Closing has not occurred on or prior to April 30, 2003, subject to any applicable extensions.

By reason of the failure of the Company to submit the Stock Purchase Agreement to a vote of the stockholders by February 28, 2003, the Company is now obligated to reimburse the Purchasers for their reasonable expenses, including legal fees, in an amount up to $60,000.

REGULATORY REQUIREMENTS: No federal or state regulatory requirements must be complied with or approval must be obtained (other than stockholder approval) in connection with the proposed sale.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock voting at the meeting is required to approve the Stock Purchase Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Stock Purchase Agreement (Item No. 2 on the proxy card). All material factors the Board of Directors considered in deciding whether to approve and recommend the Stock Purchase Agreement are disclosed in this Proxy Statement.


                                 PROPOSAL NO. 3
                              ELECTION OF DIRECTORS

           The persons named below have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. The By-Laws of the Company provide for a Board of Directors of a minimum of three members. The Board of Directors currently consists of five members. At the meeting, five directors will be elected to serve until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors may fill any vacancy that occurs during the year, and in order to be re-elected, any directors so appointed must stand for reelection at the next annual meeting of stockholders. Two such nominees are presently serving as directors and were elected at the last Annual Meeting of Stockholders.

The nominees for Board of Directors are: MARTIN COHEN, BERNARD ZIMMERMAN, LAWRENCE R. YURDIN, MICHAEL L. GOLDMAN AND JAY J. MILLER (see "Nominees for Election to Board of Directors" on page 15).

           All nominees have consented to be named and have indicated their intent to serve, if elected. The Company has no reason to believe that any of these nominees will be unavailable for election. However, if any nominee becomes unavailable, then the persons named as proxies may vote for the election of such person or persons as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Martin Cohen, Bernard Zimmerman, Lawrence R. Yurdin, Michael L. Goldman and Jay J. Miller.

VOTE REQUIRED: Five directors shall be elected by a majority of the votes cast at the meeting, assuming the presence of a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of the above-referenced five nominees (Item No. 3 on the proxy card).


                                   PROPOSAL 4
                           2002 EQUITY INCENTIVE PLAN

           The Company, with the approval of the Board of Directors, has proposed to adopt, as of September 9, 2002, subject to stockholder approval, the 2002 Equity Incentive Plan (the "Incentive Plan"). The essential provisions of the Plan are as follows:

           o The Company may grant up to that number of options which are exercisable into 250,000 shares of the Company's Common Stock;
           o The Company may issue options to employees, officers, directors and consultants of the Company (other than Messrs. Zimmerman and Cohen);
           o The Company will issue options under the Plan at times and in amounts determined in the discretion of a two person Stock Option Committee comprised of Messrs. Zimmerman and Cohen or, in the absence of such a Committee, by the Board of Directors in its entirety;
           o The Company may issue either qualified incentive stock options or non-qualified stock options;
           o The exercise price of stock options issued under the Plan will be the fair market value of the Company's Common Stock at the time the options are granted;
           o The Company, in its discretion, may issue options that vest immediately or over a specified period of time;
           o The option holders may exercise their options by paying cash in the amount of the full exercise price;
           o The options will expire upon the earlier of ten (10) years after the date of issuance (except for individuals who hold more than 10% of the outstanding Common Stock of the Company, in which case the expiration date shall be five (5) years) and ninety (90) days after the holder ceases to be an employee, officer, director or consultant to the Company, unless extended or waived in the discretion of the Board of Directors or the Stock Option Committee.

           To date, no options have been issued under the Incentive Plan. A copy of the proposed Plan is set forth in Annex C.

VOTE REQUIRED: The affirmative vote of a majority of the shares issued and outstanding as of the Record Date is required to approve the 2002 Equity Incentive Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the 2002 Equity Incentive Plan (Item No. 4 on the proxy card).

                                   PROPOSAL 5
                              CORPORATE NAME CHANGE

           The Board of Directors has approved and recommends that the stockholders approve a proposal to change the name of the Company to "FCCC, Inc." Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to change its corporate name so that it no longer contains the words "First Connecticut Capital." Our name change would be accomplished by amending the Company's Certificate of Incorporation, as amended.

           If the Proposal were adopted, Article 1 of the Company's Certificate of Incorporation, as amended, would be amended to read as follows:

                                  "FCCC, Inc."

           In addition, all other references to the Company's corporate name in its Certificate of Incorporation, as amended, would be changed to "FCCC, Inc." The approval of the name change will not affect in any way the validity of currently outstanding stock certificates and will not require the Company's stockholders to surrender or exchange any stock certificates that they currently hold.

           The Board of Directors has sole discretion as to whether to file the proposed amendment of the Certificate of Incorporation, as amended. If the name change were not effected by the first anniversary of this Annual Meeting, the Board's authority to effect the name change would terminate and stockholder approval would again be required prior to implementing any name change. The Board does not intend to effectuate the corporate name change unless the Company concludes the transactions contemplated by and described in Proposals 1 and 2 above.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock issued and outstanding as of the Record Date is required to approve the amendment to the Certificate of Incorporation, as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the amendment to the Certificate of Incorporation, as amended, to change the name of the Company from The First Connecticut Capital Corporation to FCCC, Inc. (Item No. 5 on the proxy card).


                                   PROPOSAL 6
                             APPOINTMENT OF AUDITORS

           The Audit Committee of the Board of Directors has approved and recommends appointing the firm of Saslow Lufkin & Buggy, LLP, who have no direct or indirect affiliation with, or financial interest in, the Company, as auditors to examine and report upon the financial statements of the Company for the fiscal year ending March 31, 2003. For the fiscal year ended March 31, 2002, Saslow Lufkin & Buggy, LLP examined the Company's financial statements included in the Company's report to stockholders.

           Audit Fees: Saslow Lufkin & Buggy, LLP billed the Company an aggregate of $23,000 for the audit of the financial statements for the year ended March 31, 2002 and $3,000 for each of the reviews of the Company's financial statements included in each Form 10QSB of the Company's filed covering the fiscal quarters ended June 30, 2002, September 30, 2002 and December 31, 2002.

           All Other Fees: Saslow Lufkin & Buggy, LLP billed the Company approximately $20,000 to date in 2002 for services rendered in connection with the preparation of this proxy statement.

           The Company and its accountants did not have any "disagreements" as defined in Item 304 of Regulation S-K of the SEC during the two most recent fiscal years of the Company. Representatives of Saslow Lufkin & Buggy, LLP will not be present at the Annual Meeting.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock voting at the meeting is required to approve the appointment of the firm of Saslow Lufkin & Buggy, LLP to act as the Company's independent auditors, assuming the presence of a quorum.

BOARD RECOMMENDATION: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003 (Item No. 6 on the proxy card).


EXPENSES OF SOLICITATION

           The solicitation of proxies in the form enclosed is made on behalf of the management of the Company and by authority of its Board of Directors. The expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement will be borne by the Company. Solicitations will be made by use of the mails except that, if necessary, management may solicit proxies by advertising, telephone, telegraph, cable and personal interviews. In connection with this solicitation of proxies, management may use the services of Directors, officers and regular employees, who will be reimbursed for their actual out of pocket expenses incurred. The Company may request banks, brokers, nominees, custodians and fiduciaries to forward copies of the proxy soliciting material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing, which is expected to be nominal in cost. If necessary the Company may retain the services of a proxy solicitation firm, the expenses of which are not expected to be material.


STOCKHOLDER PROPOSALS

           Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company no later than April 30, 2003 for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


ADDITIONAL INFORMATION

           Enclosed are copies of the Company's Annual Reports for the fiscal years ended March 31, 2002 and 2001 on Form 10-KSB, as amended, and quarterly report for the fiscal quarter ended December 31, 2002 on Form 10-QSB, as amended. Stockholders may obtain an additional copy of each report by writing to: The First Connecticut Capital Corporation, 1000 Bridgeport Avenue, Shelton, Connecticut 06484, Attention: Ms. Priscilla E. Ottowell, Secretary, or by calling (203) 944-5400.

OTHER MATTERS

           The persons named in the enclosed form of proxy have no present intention of bringing before the meeting for action any matters other than those specifically referred to above, nor has management any such intention and neither such person nor the management are aware of any matters which may be presented by others. If any other business should properly come before the meeting, the persons named in the proxy intended to vote thereon in accordance with their best judgment.


INCORPORATION BY REFERENCE

           The Company's Annual Reports on Form 10-KSB, as amended, for the fiscal years ended March 31, 2001 and 2002, and Quarterly Report on Form 10-QSB, as amended, for the period ended December 31, 2002 are incorporated by reference into this Proxy Statement. Copies of the Company's above referenced reports on Form 10-KSB and 10-QSB, as filed with the Securities and Exchange Commission, are enclosed herewith and are available through the SEC's electronic data gathering and retrieval system at the SEC's internet site at http://www.sec.gov. Additional copies can be obtained without charge upon written or oral request to the First Connecticut Capital Corporation, Attn: Ms. Priscilla E. Ottowell, Secretary, 1000 Bridgeport Avenue, Shelton, Connecticut 06484, telephone: (203) 944-5400.


ALL STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

                                             By Order of the Board Directors,


                                             Lawrence R. Yurdin,
                                             PRESIDENT
Dated: March    , 2003
Shelton, CT

                    THE FIRST CONNECTICUT CAPITAL CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

           The undersigned hereby appoints Lawrence R. Yurdin and Pricilla E. Ottowell, and either of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The First Connecticut Capital Corporation (the "Company") to be held at the First Union Bank, Shelton Square Office, Greater Valley Chamber of Commerce, Conference Room, 2nd Floor, 900 Bridgeport Avenue, Shelton, Connecticut on Monday, March 31, 2003 at 9:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

           The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated ______________, 2003, and a copy of the Company's Annual Reports for the fiscal years ended March 31, 2002 and 2001 on Form 10-KSB, as amended, and quarterly report for the fiscal quarter ended December 31, 2002 on Form 10-QSB, as amended. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

           WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR ALL PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------

THE FIRST CONNECTICUT CAPITAL          Mark, sign, and date your proxy card and
CORPORATION                            return it in the postage-paid  envelope
                                       we have provided or return it to the
                                       First Connecticut Capital Corporation,
                                       Attn: Ms. Priscilla E. Ottowell,
                                       Secretary, 1000 Bridgeport Avenue,
                                       Shelton, Connecticut 06484.







              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.




1. To approve the Asset Purchase Agreement for the sale of the Company's business and assets.

              FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

2. To approve the Stock Purchase Agreement for the sale of 250,000 shares of the Company's Common Stock and Warrants to purchase 200,000 shares of the Company's Common Stock.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

3.   Election of Directors. Nominees:
                                               FOR                 WITHHOLD
             Martin Cohen                      [ ]                   [ ]

             Bernard Zimmerman                 [ ]                   [ ]

             Lawrence R. Yurdin                [ ]                   [ ]

             Michael L. Goldman                [ ]                   [ ]

             Jay J. Miller                     [ ]                   [ ]

4. To adopt the Company's 2002 Equity Incentive Plan.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

5. To approve an amendment to the Company's Certificate of Incorporation, as amended, to change the Company name from The First Connecticut Capital Corporation to FCCC, Inc.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

6. To approve the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

7. To approve the postponement or adjournment of the meeting, if necessary, to solicit additional proxies.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

8. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

             FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


----------------------------------------  ------------
Signature                                 Date

----------------------------------------  ------------
Signature                                 Date

                                     ANNEX A

                            Asset Purchase Agreement


                            ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement ("Agreement") is made this 28th day of June, 2002 by and between FCCC Holding Company, LLC, a limited liability company duly organized under the laws of the State of Connecticut ("Buyer"), The First Connecticut Capital Corporation, a corporation duly organized under the laws of the State of Connecticut ("Seller" or "Company").

           WHEREAS Seller is the owner of certain assets used in connection with the operation of its business; and WHEREAS, the members and managers of Buyer are or have been current officers and directors of the Seller and are familiar with the management and operations of the Seller; and

           WHEREAS Buyer desires to purchase the hereinafter described assets of Seller pursuant to the terms and conditions set forth herein; and

           WHEREAS Seller desires to sell and transfer such assets to Buyer pursuant to the terms and conditions set forth herein: NOW, THEREFORE, for and in consideration of the premises and mutual promises and covenants hereinafter contained, it is agreed between Buyer and Seller as follows:

           1.        PURCHASE AND SALE OF ASSETS
           Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in, to and under those assets set forth in Schedule 1(a) (the "Assets"), attached hereto and deemed a part hereof.

           2. EFFECTIVE TIME. The transaction contemplated by this Agreement shall become effective as of 10 a.m. on the Closing Date, as defined hereinbelow, at which time the risk of loss with respect to the Assets shall pass to Buyer.

           3. PURCHASE PRICE.
           As consideration for the Assets being purchased hereby, Buyer shall

           (a) Pay to Seller on the Closing Date, by bank or certified check or by wire transfer of funds in an e aggregate sum equal to the Fair Market Value of the Assets, as determined by an independent appraiser (the "Purchase Price");
           (b) Assume all of the liabilities of the Seller, including, but not limited to those as set forth and described on Schedule 3(b) (the "Liabilities") attached hereto and made a part hereof and indemnify and hold Seller harmless with respect thereto;
           (c) Assume and agree to satisfy, when due, all of the Seller's duties and obligations under and with respect to those certain contracts and agreements, set forth on Schedule 3(c) (the "Contracts"), attached hereto and made a part hereof and indemnify and hold Seller harmless with respect thereto; and
           (d) Assume and agree to discharge, when due, all debts, duties, liabilities and obligations of the Seller to the Seller's employees, including, but not limited to those listed on Schedule 3(d) attached hereto and made a part hereof as a result of their employment and any employment, benefit or compensation arrangement between such employees and the Seller (collectively, the "Employment Obligations") and indemnify and hold Seller harmless with respect thereto and execute any and all documents and instruments as may be reasonably necessary to effectuate the assumption of liabilities and indemnification of Seller set forth in Section 5.2.1 hereinbelow.

           4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

               4.1 REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as follows:

               4.1.1 EXISTENCE/AUTHORIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of Connecticut

               4.1.2 CORPORATE POWER. The Seller has full power and authority to execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and, subject to shareholder approval, to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller to authorize it to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken, subject only to shareholder approval.

               4.1.3 BINDING OBLIGATION; GOVERNMENTAL CONSENTS. This Agreement has been duly executed and delivered by Seller, and such other agreements and instruments contemplated hereby when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject to shareholder approval as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Seller hereunder and thereunder. All consents of governmental and other regulatory authorities and of other parties required to be received by or on the part of Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby have been obtained or shall be obtained prior to Closing. Without limiting the foregoing, Seller has made or shall make prior to Closing, all such filings and submissions which may be required under applicable law for Seller to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of Seller; or
(ii) to Seller's knowledge, violate or constitute a default under any note, bond, mortgage, indenture, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which Seller is a party or by which any of their respective properties are bound. Other than the approval of Seller's shareholders, to Seller's knowledge, no other consent, approval, license, permit, or authorization of, or registration, declaration or filing with, any state or federal court, administrative agency or commission or other governmental authority or instrumentality, or of any other third party, is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than those that may be required solely by reason of Buyer's (as opposed to any third party's) participation in the transactions contemplated hereby.

               4.1.4 STATEMENTS AS TO KNOWLEDGE. All representations and warranties of Seller set forth herein which are qualified as to knowledge are deemed to be made after diligent inquiry by each party making such representations and warranties.

               4.2 COVENANTS. Seller covenants as follows:

               4.2.1 REAL PROPERTY. Seller shall cooperate with Buyer subsequent to the Closing so as to permit and assist Buyer to assume the existing obligations of Seller with respect to the lease covering the Seller's facilities located at 1000 Bridgeport Avenue, Shelton, CT (the "Lease"), subject to Buyer arranging for Landlord's consent to the assignment by Seller to Buyer of said Lease and Landlord releasing Seller from any obligations thereunder.

               4.2.2 INTELLECTUAL PROPERTY. Seller shall cooperate with Buyer subsequent to Closing to perfect Buyer's right and interest to any such patents, trademarks, trade names, service marks, service names, copyrights and applications therefor, programs (including source codes and other documentation) and other intellectual property owned by or registered in the name of, or used in the business of, Seller (collectively, the "Intellectual Property") including the registration thereof.

               4.2.3 TAXES. At Buyer's request and provided Buyer provides Seller with the necessary funds, Seller shall make, on Buyer's behalf, all appropriate remittances in connection with all federal, state, local and foreign or other taxes (including franchise taxes or fees) and assessments, measured by income or otherwise, any Social Security taxes, any direct tax, withholding tax, payroll tax, any stamp taxes, sales or use taxes and capital taxes, and customs charges, including all interest, penalties and additions imposed upon Seller for any period prior to the Closing Date (collectively, the "Taxes") which were due, owing, accrued or payable by Seller, but unpaid prior to the date of the Closing.

               4.2.4 NON-COMPETITION/NON-SOLICITATION. Seller shall not, directly or indirectly, for a period of one (1) year after the Closing Date, without prior express written consent of the Buyer:

                    (i) Be engaged in any work or other activity anywhere in the
               State of Connecticut (the "Territory"), or if the business is located in another jurisdiction, conduct in the Territory, whether as owner, stockholder, partner, consultant, employer, employee or otherwise, a real estate construction mortgage lending business (the "Business").

                    (ii) Either on behalf of itself or any other person, firm or company anywhere in the Territory, or if the business is located in another jurisdiction in the Territory, canvass or solicit business from or in any way interfere with any person, firm or company who shall at any time have been directly or indirectly a customer or customers of the Buyer or any of its affiliated companies with respect to the Business, nor

                    (iii) Employ, solicit or endeavor to entice away from the
               Buyer or any affiliated companies any person who is or was an employee of such company during the two (2) years immediately preceding the Closing Date.

               4.2.5 DECLARATION OF DIVIDEND. Not later than ninety (90) days subsequent to the Closing, the Company shall distribute to its stockholders in the form of a dividend all of its cash that exceeds the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), after the payment of all costs, fees and expenses, billed or accrued, associated with the transactions contemplated and described by this Agreement and after provision for any unpaid obligations of the Seller arising prior to the Closing and excluding all cash derived from the sale of shares of the Company's Common Stock to Messrs Martin Cohen and Bernard Zimmerman and/or their affiliates (collectively, the "Investors"), as set forth and in described in that certain Stock Purchase Agreement between the Company and the Investors, of even date herewith, (the "Stock Purchase Agreement") provided that such dividend shall be payable only if it equals or exceeds fifteen cents ($.15) per outstanding share of Common Stock of the Company.

               4.2.6 CORPORATE NAME CHANGE. Immediately subsequent to the Closing, provided Seller's shareholders shall have approved, Seller will change its corporate name so that it no longer contains the words "First Connecticut Capital".

           5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

               5.1 REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as of the date hereof and at the Closing as follows:

               5.1.1 EXISTENCE. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Connecticut. Buyer has the corporate power to own and operate its properties and to carry on its business as it is now being conducted.

               5.1.2 POWER AND AUTHORITY. Buyer has full legal power and authority to execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by or on the part of the Buyer to authorize it to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken.

               5.1.3 BINDING OBLIGATION; GOVERNMENTAL CONSENTS. This Agreement has been duly executed and delivered by Buyer and constitutes, and such other agreements and instruments when duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Buyer hereunder and thereunder. All consents of governmental and other regulatory authorities and of other parties required to be received by or on the part of either Buyer or Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby have been obtained. Without limiting the foregoing, Buyer and Seller each has made all such filings and submissions which may be required under applicable law for Buyer or Seller to consummate the transactions contemplated hereby. Neither the execution and delivery of this

Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of Buyer; or (ii) violate or constitute a default under any note, bond, mortgage, indenture, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which Buyer is a party or by which any of its properties are bound. No other consent, approval, license, permit, or authorization of, or registration, declaration or filing with, any state or federal court, administrative agency or commission or other governmental authority or instrumentality, or of any other third party, is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than those that may be required solely by reason of Seller's (as opposed to any third party's) participation in the transactions contemplated hereby, i.e. shareholder approval.

               5.1.4 BROKERS/FINDERS. Neither Buyer nor any of Buyer's directors, employees or agents has employed any broker, finder, investment banker or other person and none of the foregoing has incurred any liability for any brokerage fees, commissions or finders' fees to any other parties in connection with the transactions contemplated hereby. Without limiting any other indemnification set forth herein, Buyer hereby indemnifies Seller and holds Seller harmless from and against any and all claims, liabilities and/or causes of action for any brokerage fees, commissions, finder's fees or the like arising out of the transactions contemplated hereby.

           5.2 COVENANTS. Buyer hereby covenants to Seller the following:

               5.2.1 ASSUMPTION OF AND INDEMNIFICATION WITH RESPECT TO LIABILITIES. Without limiting any other indemnification set forth herein, as of the Closing Date, Buyer shall take all steps necessary to terminate or assume and cause Seller to be released from, and shall indemnify, defend and hold Seller harmless from and against any and all debts, claims, liabilities, obligations, actions and/or damages, related to any event or circumstance which occurred at any time prior or subsequent to the Closing relating to:

                     (a) The Contracts;

                     (b) Any liabilities or obligations of any nature related to any event or circumstance which occurred at any time prior to the Closing, including but not limited to (i) as set forth or reflected on the Seller's fiscal year 2001 and 2002 audited balance sheets or described in notes therein, including but not limited to Seller's line of credit with Hudson United bank and any other loan, or credit facility of which Seller is a borrower, guarantor or obligor , (ii) as disclosed in this Agreement or the Schedules or Exhibits hereto, (iii) as related to any purchase contracts or orders for inventory in the ordinary course of business consistent with past practice, and (iv) as incurred in the ordinary course of business consistent with past practice or otherwise between March 31, 2002 and the Closing Date and not in violation of this Agreement (collectively, the "Disclosed Liabilities');

                     (c) The Taxes;
                     (d) Any partnership, joint venture or similar entity of which Seller is a member of or participant (collectively, the "Affiliated Entities") , for which Buyer or an affiliate of Buyer shall as of the Closing, be substituted for Seller with respect to such membership or participation, as the case may be, and obtain a release of Seller from each such entity;
                     (e) The Employment Obligations;
                     (f)  The Lease; and
                     (g) Any loan participations in which Seller is a party.

                   5.2.2 MINIMAL TANGIBLE NET WORTH. For the period commencing on the Closing Date and terminating on the third anniversary of the Closing Date, Buyer shall maintain a tangible net worth of not less than $1,000,000 and, not later than sixty (60) days after the expiration of each six (6) month period following the Closing, provide an Officer's Certificate of Buyer attesting to compliance with such net worth requirement.

           6. INDEMNIFICATION.

               6.1 INDEMNIFICATION BY SELLER. Without limiting any other indemnification set forth herein, Seller hereby agrees to indemnify and defend Buyer against and hold it harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Buyer to the extent arising from any breach of any representation, warranty or covenant of the Seller contained in this Agreement. In addition, Seller hereby agrees to indemnify Buyer against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.

               6.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Seller against, and hold it harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Seller to the extent arising from any breach of any representation, warranty or covenant of Buyer set forth herein or arising from the conduct of the business relating to the Assets after the Closing. In addition, Buyer agrees to indemnify Seller against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.

           7. DURATION OF REPRESENTATIONS. The representations, warranties, covenants and indemnities in this Agreement and in any other document delivered in connection herewith (other than those with respect to the Taxes, which shall continue until the expiration of each statutory period of limitations), shall continue until the close of business on the date which is two (2) years following the Closing Date, unless the specific provision herein for which indemnification is sought has a longer duration.

           8.        CONFIDENTIAL INFORMATION.

           Each party agrees to maintain as confidential all information which is delivered to it by the other and agrees further not to disclose the same to any third party whatsoever or use any such information for any purpose except in connection with the implementation of the undertakings of the parties described herein, PROVIDED, HOWEVER, that the Seller may be required to release information concerning the transactions contemplated hereby in furtherance of its responsibilities as a publicly traded company.

           9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Seller, 1000 Bridgeport Avenue, Shelton, Connecticut and shall occur on or about the tenth (10th) business day following the approval by the Seller's shareholders of the transactions contemplated and described by this agreement. If the Closing has not occurred on or prior to October 31, 2002, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer.

           10. CONDITIONS PRECEDENT TO CLOSING.

                     (a) The obligation of Buyer to consummate the transactions contemplated herein and to perform its obligations hereunder on or prior to the Closing Date is, at the option of Buyer, subject to the following conditions, any or all of which may be waived by Buyer in whole or in part at or prior to the Closing:

                          (i) no action or proceeding shall have been instituted
                or threatened or claim or demand made against Buyer or Seller before any court or other governmental body, seeking to restrain or prohibit, or to obtain damages with respect to, the consummation of the transactions contemplated hereby, or which, if adversely determined to Buyer or Seller, might have a material adverse effect on the Assets or the business, operations or prospects of Buyer or Seller;

                          (ii) since March 31, 2002 there shall not have been
                any change, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the business of Seller or any suit, action or proceeding pending or threatened which, if adversely determined, would result in the loss of a material part of the Assets or would adversely affect Seller's business;

                           (iii) Seller shall deliver to Buyer a certificate of
                an officer of Seller stating that the transactions contemplated hereby have been approved by Seller's stockholders;

                          (iv) Seller shall deliver to Buyer a certificate
                executed by an authorized representative of Seller certifying that each of the representations, warranties and covenants of Seller herein shall be true and correct in all respects on the date hereof and on the Closing Date;

                          (v) The execution by the counterparties to the
                Contracts, the Lease and the constituent documents of the Affiliated Entities of consents to the transfer of each such contract, agreement or instrument to the Buyer, to the extent required;

                           (vi) Seller shall deliver to Buyer a certificate of
                an officer of Seller stating that the Seller's Board of Directors and shareholders have approved the transactions contemplated and described herein;

                     (b) The obligation of Seller to consummate the transactions contemplated herein and to perform its obligations hereunder on and after the Closing Date is, at the option of the Seller, subject to the following conditions, any or all of which may be waived by Seller in whole or in part at or prior to the Closing:

                          (i) no action or proceeding shall have been instituted
                or threatened or claim or demand made against Buyer or Seller before any court or other governmental body, seeking to restrain or prohibit, or seeking to obtain damages with respect to, the consummation of the transactions contemplated hereby;

                          (ii) The Seller shall have received an appraisal from
                a qualified loan asset valuation company and a fairness opinion from an NASD registered Broker-Dealer confirming and certifying that the consideration to be paid by the Buyer for the Assets and the other terms and conditions of the transactions contemplated and described herein are fair and reasonable.

                          (iii) Upon consummation of the transactions
                contemplated and described herein, the Seller shall have, net of all costs, fees and expenses associated with such transactions and after provision for any obligations of the Seller arising prior to the Closing, excluding all cash derived from the sale of shares of the Company's Common Stock to the Investors, as set forth and described in the Stock Purchase Agreement, not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

                          (iv) The Contracts, Disclosed Liabilities, Taxes,
                Affiliated Entities, Lease and Employment Obligations shall have been terminated or assumed by Buyer or Buyer shall have indemnified and held Seller harmless with respect to same to Seller's reasonable satisfaction.

           11.       MISCELLANEOUS PROVISIONS.

               11.1 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents, agreements or instruments and take such further action as may be reasonably requested by any other party hereto for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

               11.2 NOTICES. Any notices required or permitted hereunder shall be sufficiently given if in writing and personally delivered, by telecopy and confirmed by telephone, by nationally recognized overnight courier, or by certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

                       (a) If to the Seller:
                                  The First Connecticut Capital Corporation
                                  1000 Bridgeport Avenue
                                  Shelton CT  06484

                                  With a copy to:
                                  Duane L. Berlin, Esq.
                                  Lev & Berlin, P.C.
                                  535 Connecticut Avenue
                                  Norwalk, CT  06851


                       (b) If to Buyer: FCCC Holding Company, LLC 1000 Bridgeport Avenue Shelton, CT 06484 Attention: Lawrence R. Yurdin, President

                                  With a copy to:
                                  Michael L. Goldman, Esquire
                                  Goldman & Gruder, L.L.C.
                                  200 Connecticut Avenue
                                  Suite 2F
                                  Norwalk, CT 06854

All such notices shall be effective upon the earlier of receipt or, in the case of certified or registered mail, seven (7) days after depositing in the mail, postage prepaid, return receipt requested and addressed as shown above.

               11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) represents the entire understanding and agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. This Agreement supersedes all prior agreements and arrangements between the parties hereto and their affiliates.

               11.4 SUCCESSORS AND ASSIGNS; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise provided below, their respective successors and assigns. Nothing contained in this Agreement or in any of the Schedules or Exhibits hereto is intended to create any rights in any person or entity that is not a party to this Agreement and no person or entity shall be deemed to be a third party beneficiary hereof or thereof.

               11.5 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               11.6 APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without regard to the principles thereof relating to conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut.

               11.7 EXPENSES. Except as otherwise provided herein, the parties hereto shall pay their own respective fees and expenses, including without limitation, attorneys' fees.

               11.8 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

               11.9 PUBLICITY. Except as required by law or as part of Seller's responsibilities as a publicly traded corporation, none of the parties hereto shall issue any press release or make any other public statement or announcement relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties hereto to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, after the Closing Buyer and/or Seller may issue any such release, statement or announcement as it reasonably deems appropriate.

               11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by telecopied signatures with the same effect as original signatures.

               11.11 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referenced herein are incorporated herein by reference and shall be initialed by both parties in order to be deemed an integral part of this Agreement. The contents of such Schedules and Exhibits are deemed to be disclosures to Buyer by Seller. In the event that any Schedule or Exhibit provided for herein is incomplete or has not been prepared by Seller and attached hereto as of the execution and delivery of this Agreement, it shall be a condition precedent to Closing that such Schedule or Exhibit shall be in form and substance reasonably satisfactory to Buyer.

           EXECUTED as of the date first indicated above:
------------------------------------- ------------------------------------------
FCCC HOLDING COMPANY, LLC             THE FIRST CONNECTICUT CAPITAL CORPORATION
------------------------------------- ------------------------------------------

By:_____________________________      By:_______________________________
Its:                                  Its:
------------------------------------- ------------------------------------------

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

           This amendment (the "Amendment") is made as of this 30 day of October, 2002 by and between The First Connecticut Capital Corporation, a Connecticut corporation ("Seller" or "Company") and FCCC Holding Company, LLC, a limited liability company duly organized under the laws of the State of Connecticut ("Buyer").

                              W I T N E S S E T H:

           WHEREAS, on June 28, 2002, the Company and Buyer entered into that certain Asset Purchase Agreement (the "Agreement") whereby the Company agreed to sell, convey, assign, transfer and deliver to Buyer, and Buyer agreed to purchase and acquire from Company, all of Company's right, title and interest in, to and under those assets set forth in the Agreement.

           NOW THEREFORE, the Company and Buyer, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement, as amended, as follows:

      1. Paragraph 9. CLOSING, shall be deleted in its entirety and replaced with the following:

           "9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Seller, 1000 Bridgeport Avenue, Shelton, Connecticut and shall occur on or about the tenth (10th) business day following the approval by the Seller's shareholders of the transactions contemplated and described by this agreement. If the Closing has not occurred on or prior to December 30, 2002, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer."

      2. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

      3. The execution, delivery and performance by the parties of this Amendment have been duly authorized by all necessary corporate action.

      4. This Amendment, together with the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Buyer as applicable and is enforceable against each party in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.


FCCC HOLDING COMPANY, LLC                  THE FIRST CONNECTICUT
                                           CAPITAL CORPORATION

By:____________________________            By:____________________________
Its:                                       Its:

                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

           This amendment (the "Second Amendment") is made as of this 15th day of December, 2002 by and between The First Connecticut Capital Corporation, a Connecticut corporation ("Seller" or "Company") and FCCC Holding Company, LLC, a limited liability company duly organized under the laws of the State of Connecticut ("Buyer").

                              W I T N E S S E T H:

           WHEREAS, on June 28, 2002, the Company and Buyer entered into that certain Asset Purchase Agreement (the "Agreement") whereby the Company agreed to sell, convey, assign, transfer and deliver to Buyer, and Buyer agreed to purchase and acquire from Company, all of Company's right, title and interest in, to and under those assets set forth in the Agreement.

           WHEREAS, as of October 30, 2002, the Company and Purchasers entered into that certain Amendment to Stock Purchase Agreement (the "First Amendment") whereby the parties agreed to amend and modify the Agreement.

           NOW THEREFORE, the Company and Buyer, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement, as amended, as follows:

Paragraph 9. CLOSING, shall be deleted in its entirety and replaced with the following:


      1. "9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Seller, 1000 Bridgeport Avenue, Shelton, Connecticut and shall occur on or about the tenth (10th) business day following the approval by the Seller's shareholders of the transactions contemplated and described by this agreement. If the Closing has not occurred on or prior to February 28, 2002, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer."

      2. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

      3. The execution, delivery and performance by the parties of this Second Amendment have been duly authorized by all necessary corporate action.

      4. This Second Amendment, together with the First Amendment and the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Buyer as applicable and is enforceable against each party in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.


FCCC HOLDING COMPANY, LLC                   THE FIRST CONNECTICUT
                                            CAPITAL CORPORATION

By:____________________________             By:____________________________
Its:                                        Its:

                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

           This amendment (the "Third Amendment") is made as of this ___ day of February, 2003 by and between The First Connecticut Capital Corporation, a Connecticut corporation ("Seller" or "Company") and FCCC Holding Company, LLC, a limited liability company duly organized under the laws of the State of Connecticut ("Buyer").

                              W I T N E S S E T H:

           WHEREAS, on June 28, 2002, the Company and Buyer entered into that certain Asset Purchase Agreement (the "Agreement") whereby the Company agreed to sell, convey, assign, transfer and deliver to Buyer, and Buyer agreed to purchase and acquire from Company, all of Company's right, title and interest in, to and under those assets set forth in the Agreement.

           WHEREAS, as of October 30, 2002, the Company and Purchasers entered into that certain Amendment to Stock Purchase Agreement (the "First Amendment") whereby the parties agreed to amend and modify the Agreement.

           WHEREAS, as of December 15, 2002, the Company and Purchasers entered into that certain Amendment to Stock Purchase Agreement (the "Second Amendment") whereby the parties agreed to amend and modify the Agreement.

           NOW THEREFORE, the Company and Buyer, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement, as amended, as follows:

Paragraph 9. CLOSING, shall be deleted in its entirety and replaced with the following:

      1. "9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Seller, 1000 Bridgeport Avenue, Shelton, Connecticut and shall occur on or about the tenth (10th) business day following the approval by the Seller's shareholders of the transactions contemplated and described by this agreement. If the Closing has not occurred on or prior to April 30, 2003, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer."

      2. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

      3. The execution, delivery and performance by the parties of this Third Amendment have been duly authorized by all necessary corporate action.

      4. This Third Amendment, together with the First Amendment, the Second Amendment and the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Buyer as applicable and is enforceable against each party in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

FCCC HOLDING COMPANY, LLC                 THE FIRST CONNECTICUT
                                          CAPITAL CORPORATION

By:____________________________           By:____________________________
Its:                                      Its:

                                     ANNEX B

                            Stock Purchase Agreement

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 28, 2002, by and between The First Connecticut Capital Corporation, a Connecticut corporation (the "Company"), and the individuals and firms listed on the signature page of this Agreement (the "Purchasers"). The names and addresses and the Federal Employer Identification or Social Security Numbers of the Purchasers are also set forth on the signature page.

     In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF COMMON STOCK AND WARRANTS

     1.1 AUTHORIZATION. The Company, subject to shareholder approval, has authorized the sale and issuance to the Purchasers in the amounts set forth opposite their respective names on Exhibit A hereto of an aggregate of 250,000 shares of Common Stock (the "Shares") and 5-year Warrants (the "Warrants") to purchase an aggregate of 200,000 shares of Common Stock (the "Warrant Shares") initially exercisable at a price of $1.00 per share, the form of which shall be acceptable to the Company and the Purchasers.

     1.2 SALE AND ISSUANCE OF THE SHARES AND WARRANTS. Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchasers and the Purchasers will buy from the Company the Shares at a per share purchase price of $1.00 and the Warrants at a per Warrant purchase price of $.01.


SECTION 2. CLOSING DATE; DELIVERY.

     2.1 CLOSING DATE. The Closing, of the purchase and sale of the Shares and Warrants (together the "Securities") shall take place at the offices of Lev & Berlin, P.C. 535 Connecticut Avenue, Norwalk, Conn. 06854 at 10:00a.m., on the fifth business day following shareholder approval of this Agreement or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date") but in any event not later than October 31, 2002.

     2.2 DELIVERY AND PAYMENT. At Closing, the Company will deliver to the Purchasers a certificate or certificates, registered in each Purchaser's name, representing the number of Shares and Warrants to be purchased by each Purchaser at the Closing, against payment of the purchase price therefor, by (i) a certified or official bank check payable to the Company, (ii) by wire transfer per the Company's instructions, or (iii) by any combination of (i) and (ii) above. The Company shall not be obligated to issue and sell any Shares and Warrants unless all are purchased.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Purchasers as follows:

     3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and validly existing and is in good standing under the laws of the State of Connecticut. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is necessary. Copies of the Certificate of Incorporation and Bylaws of the Company have been provided to Purchasers. Said copies are true, correct and complete and reflect all amendments now in effect.

     3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

     3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity except as set forth on Schedule 3.3 hereto.

     3.4 CAPITALIZATION. The authorized capital stock in the Company consists of 3,000,000 shares of Common Stock, no par value, stated value $.50 per share ("Common Stock") of which 1,173,382 shares are issued and outstanding and an aggregate of 160,000 shares of Common Stock are reserved for issuance under the Company's Stock Option Plans. Except as set forth in this Agreement, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws.

     3.5 AUTHORIZATION. All corporate action on the part of the Company and its directors (subject only to soliciting and obtaining stockholder approval) necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares and the performance of the Company's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; the Warrants have been duly authorized and, when delivered and paid for, shall be exercisable in accordance with their terms; the Warrant Shares have been duly and validly reserved and, when issued upon exercise of the Warrants will be validly issued, fully paid and nonassessable and the Shares, the Warrants and the Warrant Shares will be free of any liens or encumbrances other than restrictions under pertinent Federal and State securities laws, rules and regulations.

     3.6 REGISTRATION RIGHTS. Except as provided to the Purchasers and as set forth in this Agreement, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "ACT") any of its outstanding securities or any of its securities which may hereafter be issued, including but not limited to, the Shares, the Warrants and Warrant Shares except as provided in this Agreement hereafter.

     3.7 GOVERNMENTAL CONSENT, ETC. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company (except the filing of a definitive proxy statement with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC promulgated thereunder) is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares, the Warrants and the Warrant Shares or other transactions contemplated hereby or by the Sale Agreement hereinafter described, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, the Warrants and the Warrant Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished by the Company, at its expense, in a timely manner.

     3.8 OFFERING. Subject to the accuracy of the Purchasers' representations in
Section 4 hereof, the offer, sale and issuance of the Shares, the Warrants and the Warrant Shares constitute transactions exempt from the registration requirements of Section 5 of the Act.

     3.9 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

     3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby, and the issuance of the Shares, the Warrants and the Warrant Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would adversely affect the business of the Company or any of its properties or assets.

     3.11 SALE TRANSACTION. The Company is a party to an agreement of even date herewith, pursuant to which it is proposed that it will sell the assets comprising the Company's mortgage banking business (herein the "Business") in the manner described in and contemplated thereby (the "Sale Agreement"). The Sale Agreement has been executed and delivered by the Company and the performance thereof has been duly authorized by all required corporate action, subject to approval of the Company's shareholders at the Annual or a Special Meeting of Shareholders to be convened as promptly as practicable after the date hereof. The Sale Agreement is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, subject only to the aforesaid shareholders' approval. The representations and warranties made by the Company and the other parties thereto contained in the Sale Agreement are deemed incorporated herein as if made by the Company and such other parties and the Purchaser shall be a third party beneficiary thereof with the rights attendant thereto if there were any breach of, or misrepresentation contained in, any such representations or warranties.

     3.12 LITIGATION. There is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, to which the Company or any employee of the Company is or may be named as a party or to which the Company's, or any such person's property is or may be subject, except collection proceedings or foreclosures in the ordinary course of the Company's business in which the Company is plaintiff. To the best of the Company's knowledge, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for all such matters, taken as a whole, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

     3.13 ISSUANCE TAXES. All taxes imposed by any taxing authority in connection with the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date; however, Purchasers acknowledge their responsibility for any income, capital gain or similar tax arising out of the purchase or sale of the Securities or the exercise of the Warrants and that the Company has made no representation as to the tax consequences of said transactions.

     3.14 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. Neither the Company nor any of its officers, directors, employees, agents or other representatives, or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

     3.15 FINANCIAL STATEMENTS. The Balance Sheets of the Company as of March 31, 2001 and 2002, and the related statements of income, changes in stockholders' equity and cash flow for the fiscal years then ended, as restated in 2001, audited by Saslow Lufkin & Buggy, LLP, including related notes and schedules (the "Financial Statements") are true and complete in all material respects and fairly present in all material respects the financial position and results of operations of the Company as at said dates and for the periods then ended, except as to the unaudited Financial Statements, which are subject to customary year and audit adjustments, not material in amount. The Financial Statements have been prepared in accordance with generally accepted accounting principles, (GAAP), consistently applied, except the unaudited financial statements may not have complete notes.

     3.16 ABSENCE OF UNDISCLOSED LIABILITIES. The Financial Statements, as restated, make full and adequate provision for all material obligations, liabilities and commitments (fixed and contingent) of the Company as of the dates thereof, and the Company had no material obligations, liabilities or commitments (fixed or contingent) which were required to be set forth or reserved in the Financial Statements or notes thereto in accordance with GAAP and were not so set forth or reserved.

     3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the most recent Balance Sheet date, the Company has:

     (a) conducted its business only in the ordinary course;
     (b) not suffered any material adverse change in its financial condition or results of operations;
     (c) not incurred any material obligation, liability or commitment (fixed or contingent), except trade obligations in the ordinary course of business; and
     (d) not sold, transferred or leased any of its properties or assets or entered into any transaction other than in the ordinary course of business, except this Agreement and the Sale Agreement.


     3.18 TAX MATTERS. The Company has prepared and filed, or duly obtained extensions therefor, with the appropriate Federal, State or local government agencies, all tax returns required to be filed; the Company has paid all taxes shown on such returns to be payable or which have come due pursuant to any assessment, etc.; the provisions, if any, in the Financial Statements are sufficient for all accrued and unpaid taxes; and the Deferred Income Taxes item on the March 31, 2002 Balance Sheet is true and correct in all material respects.


     3.19 SEC REPORTS. The Company has filed and is current with all reports, including but not limited to, Form 10-K Annual Report and Form-10Q Quarterly Report, required to be filed with the SEC, and each such report is correct and complete in all material respects and provides the information required to be included therein pursuant to SEC rules and regulations under the Exchange Act.

     3.20 BROKERS OR FINDERS. The Purchasers have not and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees in connection with the transactions contemplated hereby.

     3.21 INSURANCE.The Company has delivered to Purchasers a schedule setting forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, key person, workers' compensation coverage and bond and surety arrangements) which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

     (a) The name, address, and telephone number of the agent.
     (b) The name of the insurer, the name of the policyholder, and the name of each covered insured.
     (c) The policy number and the period of coverage.
     (d) The scope (including an indication of whether the coverage is on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.
     (e) A description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy; (i) the policy is valid, binding, enforceable and in full force and effect; (ii) neither the Company nor, to the best knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the best knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.

     3.22 DISCLOSURE. Neither this Agreement, nor any other written statement furnished to the Purchaser or its counsel in connection with the offer and sale of the Shares, the Warrants and the Warrant Shares or in connection with the Sale Agreement, including the proxy statement related thereto to be filed by the Company as contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchasers in writing that, to the best knowledge of the Company, materially adversely affects, the ability of the Company to perform this Agreement and the Sale Agreement or the other actions contemplated herein.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE
           PURCHASERS.

     The Purchasers hereby severally represent and warrant to the Company as follows:

     4.1 BUSINESS AND FINANCIAL EXPERIENCE. Each Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of the Purchaser's purchase of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement. Each Purchaser's financial situation is such that he or it can afford to bear the economic risk of holding the Shares, the Warrants and the Warrant Shares for an indefinite period of time and suffer complete loss of such Purchaser's investment.

     4.2 INVESTMENT INTENT; BLUE SKY. Each Purchaser is acquiring the Shares, the Warrants and the Warrant Shares for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Each Purchaser understands that the issuance of the Shares, the Warrants and the Warrant Shares has not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

     4.3 RULE 144. Each Purchaser acknowledges that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker", and the number of shares being sold during any three-month period not exceeding specified limitations. The Company makes no representation as to the future availability of any exemption from such registration requirements.

     4.4 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. Each Purchaser understands that the transfer of the Shares, the Warrants and the Warrant Shares, if applicable, is restricted by applicable state and federal securities laws, and that the certificates representing the Shares, the Warrants and the Warrant Shares will be imprinted with legends restricting transfer except in compliance therewith.

     4.5 ACCESS TO COMPANY INFORMATION. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Purchaser has also had an opportunity to ask questions of officers of the Company. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company's business, including the transactions contemplated by the Sale Agreement, but were not a thorough or exhaustive description.

     4.6 AUTHORIZATION. All action on the part of each Purchaser, the Purchaser's Board of Directors and stockholders or Trustees, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Shares, the Warrants and the Warrant Shares, if applicable, and the performance of all of such Purchaser's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each Purchaser, shall constitute the valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution of this Agreement and consummation by Purchasers of the transactions on their part contemplated herein will not breach or violate any order or judgment of any court or governmental agency or any contract or agreement to which any of the Purchasers is a party or may be bound.

     4.7 BROKERS OR FINDERS. The Company has not and will not incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     4.8 NO VIOLATIONS, ETC. Neither Martin Cohen nor Bernard Zimmerman or any of the Purchasers has had a criminal conviction; been the subject of any regulatory enforcement action or any civil order or judgment involving financial fraud or wrongdoing; or been denied or had revoked any license or permit involving securities or any financial business.

SECTION 5. CONDITIONS TO CLOSING OF THE PURCHASERS.

     The Purchasers obligation to purchase the Shares and Warrants is, unless waived in writing by the Purchasers, subject to the fulfillment as of the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

     5.2 COVENANTS.All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company have been performed or complied with in all material respects.

     5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, the Warrants and the Warrant Shares.

     5.4 SHAREHOLDER APPROVAL. The Company's shareholders shall have approved this Agreement, the Sale Agreement and the other matters requiring their approval as provided herein and in the Sale Agreement.

     5.5 SALE AGREEMENT. The Company shall have consummated the Sale Agreement in accordance with the terms and provisions thereof and upon consummation thereof, the Company shall have on hand not less than $1,250,000 in cash after payment of all of the Company's expenses, current or accrued, related to the transactions described herein and in the Sale Agreement, excluding cash to be derived from the sale of the Shares and Warrants as provided herein.

     5.6 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company executed by the President and Chief Executive Officer of the Company, dated as of the date of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.7 BOARD OF DIRECTORS. Upon the Closing date, the number of directors constituting the Board of Directors of the Company shall initially be five (5) and shall consist of Lawrence Yurdin, Michael Goldman, Martin Cohen, Bernard Zimmerman and one additional individual to be designated by Messrs. Cohen and Zimmerman.

     5.8 2002 EQUITY INCENTIVE PLAN. The Board of Directors and shareholders of the Company shall have authorized and adopted a 2002 Equity Incentive Plan, in form and content satisfactory to the Purchasers, for officers, directors, key employees and consultants of the Company other than Messrs. Cohen and Zimmerman, covering an aggregate of 150,000 shares of the Company's authorized and unissued Common Stock.

     5.9 EMPLOYMENT AGREEMENTS. All of the Company's employment agreements or relationships, written or oral, shall have been cancelled as of the Closing Date and the Company shall have no liability or obligation for severance, accrued vacation, bonus or other payment of any kind to any current or past employee of the Company.

     5.10 OUTSTANDING STOCK OPTIONS. Each holder of an option to purchase Common Stock of the Company who holds an option which is exercisable after the Closing Date shall have agreed in writing with the Company that notwithstanding any term or provision of any such option that any shares acquired upon exercise of an option may not be publicly offered or sold for a period of eighteen (18) months after the Closing Date.

     5.11 SUCESSOR GENERAL PARTNER. The purchaser designated in the Sale Agreement shall provide for a successor general partner in any limited partnership in which the Company serves in such capacity and shall indemnify and hold harmless the Company from any claim or liability which it may incur by reason of having served in such capacity.

     5.12 RELEASES. Each of the officers and directors of the Company shall execute and deliver a general release in customary form in favor of the Company.

     5.13 LEGAL OPINION. The Purchaser shall have received an opinion of Lev & Berlin, P.C., counsel to the Company covering such matters as Purchasers reasonably may request.

     5.14 SHARE AND WARRANT CERTIFICATES. The Company shall have issued to the Purchasers certificates representing the Shares and Warrants in accordance with this Agreement.

     5.15 INVESTIGATION SATISFACTORY. The Purchasers shall be satisfied in all respects with the results of their investigation of the Company and the proposed sale of the Business as described in the proxy statement contemplated herein and the independent evaluation of the Business.

     5.16 EXPENSES. The Company shall have paid the expenses set forth in
Section 9.5.

     5.17 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents required by, or on behalf of, the Company to execute, deliver and carry out this Agreement, and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Purchasers and their counsel.

     5.18 NO MATERIAL EVENT. The Purchasers shall not have discovered any material error in, misstatement of or omission to disclose any material fact relating to the Company or the Sale Agreement.

     5.19 REPORTS AND RETURNS. The Company shall have filed its From 10-K Annual Report for the fiscal year ended March 31, 2002 and such other periodic reports as may be required and shall have filed Federal and State tax returns for such fiscal year.

SECTION 6. CONDITIONS TO CLOSING OF THE COMPANY.

     The Company's obligation to issue and sell and issue the Shares and Warrants is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

     6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3 COHEN AND ZIMMERMAN CONSULTING ARRANGEMENTS. The Company and Messrs. Cohen and Zimmerman shall have executed and delivered Consulting Agreements in form and content reasonably satisfactory to the Company and Messrs. Cohen and Zimmerman.

     6.4 SALE AGREEMENT. The Company shall have consummated the Sale Agreement in accordance with the terms and provisions thereof.

     6.5 INVESTMENT. The Purchasers shall have tendered, in the aggregate, at the Closing, consideration of not less than $252,000 for the Shares and Warrants.

     6.6 LEGAL OPINION. The Company shall have received an opinion from Jay J. Miller, Esq., counsel to the Purchasers, covering such matters as the Company reasonably may request.

     6.7 SHAREHOLDER APPROVAL. The Company's shareholders shall have approved this Agreement, the Sale Agreement and the other matters requiring their approval as provided herein and in the Sale Agreement.

     6.8 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents, by or on behalf of the Purchasers to execute, deliver and carry out this Agreement and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Company and its counsel.

     6.9 EXPENSES. The Company shall have paid the expenses set forth in Section 9.5.

     6.10 COMPLIANCE CERTIFICATE. The Purchasers shall have delivered to the Company a certificate executed by each of the Purchasers dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2.

SECTION 7. COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees for the benefit of the Purchasers as follows:

     7.1 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, the Company shall prepare and file a proxy statement under the Exchange Act and pertinent rules and regulations, relating to an Annual or Special Meeting of Shareholders of the Company to be held to consider and act upon, among other matters, the authorization and approval of this Agreement and the Sale Agreement; the election of five (5) directors; the adoption of a 2002 Equity Incentive Plan; the change of the Company's corporate name; and such other matters as may properly come before the meeting; and use its best efforts to have such material distributed at the earliest practicable date.

     7.2 INDEPENDENT EVALUATION. The Company shall engage a recognized appraiser to prepare a "fairness opinion" relating to the sale of the Business to be included in the Company's proxy material.

     7.3 OTHER OFFERS. Pending consummation of the transactions contemplated herein and in the Sale Agreement, the Company shall not seek or solicit other purchasers of the Business or any equity interest in the Company or otherwise entertain any proposal therefor, subject, however, to the fiduciary responsibility of the Company's Board of Directors. In the event the Company's Board of Directors determines not to proceed with the transactions provided herein or the Sale Agreement, the Company shall reimburse the Purchasers promptly upon request for all of their costs and expenses, including counsel fees, incurred by Purchasers in connection with this Agreement and the transactions contemplated herein.

     7.4 REGULATORY REPORTS. The Company shall prepare and file timely with the SEC, State securities departments and other cognizant regulatory authorities, including the NASD, such reports or other filings as may be required in connection with the transactions contemplated herein and in the Sale Agreement.

     7.5 REGISTRATION. If, after the Closing, a business transaction is consummated between the Company and an unaffiliated person or firm, the Company, upon request of the holders of not less than fifty (50%) percent of the Shares and Warrants or Warrant Shares, if the Warrants have been exercised, shall prepare and file at its expense a Registration Statement under the Act on appropriate form to permit the holders of such Securities to publicly offer and sell such Securities in the prevailing market or in negotiated transactions and shall use its best efforts to cause such Registration Statement to become effective at the earliest practicable date. In such event, such persons shall provide the Company with such information as it reasonably may request and the Company and the selling security holders shall indemnify each other as the Company's counsel reasonably may request. The Company shall also file such documents as may be required by State securities agencies; however, the Company shall not be required to qualify in any jurisdiction or generally consent to service of process and also make such filings as the NASD may require, in each instance at the Company's expense. The selling security holders shall be responsible for any underwriting discounts or commissions in connection with their sales of Securities.

     7.6 SALE AGREEMENT PROVISIONS. The Company may not amend any term, provision or condition of the Sale Agreement nor waive any condition or requirement thereof except upon the prior written consent of the Purchasers. Without limiting the generality of the foregoing, the Company may not cancel or amend any insurance coverage which it has as of the date of this Agreement

SECTION 8. COVENANTS OF THE PURCHASERS.

     The Purchasers hereby covenant and agree for the benefit of the Company as follows:

     8.1 INVESTMENT REPRESENTATION. Each of the Purchasers represents and agrees that he or it is acquiring the Shares, the Warrants and Warrant Shares for investment for his or its sole account and not with a view towards the public distribution or resale thereof and shall not offer, sell, transfer or assign any of the Securities except in compliance with pertinent Federal and State securities laws, rules and regulations. Each Purchaser consents that an appropriate restrictive legend be imprinted on the certificates for the Shares, Warrants, and Warrant Shares and the Company's stock transfer agent shall be instructed to make appropriate notation on the Company's stock transfer ledger.

     8.2 SHAREHOLDER DISTRIBUTION. Not later than ninety (90) days after the Closing Date, Purchasers shall cause the Company to distribute to its shareholders a pro-rata cash dividend to the extent that the Company's cash on hand following closing of the Sale Agreement and after payment of all expenses, current or accrued, related to the transactions provided herein and in the Sale Agreement exceeds $1,250,000, but excluding cash to be derived from the sale of the Shares and Warrants to the Purchasers herein; provided such dividend is at least $.15 per share to all of the Company's shareholders.

     8.3 LIQUIDATION. In the event the Company fails to complete a material transaction or series of transactions within three (3) years of the Closing of the transactions provided herein and in the Sale Agreement, Purchasers shall take all steps reasonably required to cause the Company to dissolve and distribute its cash then on hand, pro-rata, to its shareholders. For purposes hereof, a material transaction shall be defined as having an aggregate value of not less than $750,000. If the Company, at the expiration of said three (3) year period is then involved in good faith negotiations to consummate a material transaction, then the obligation to distribute the Company's cash as aforesaid shall be extended for a period not to exceed ninety (90) days to permit the completion of such negotiations.

     8.4 COOPERATION. The Purchasers shall cooperate reasonably with the Company and provide such information as the Company or its counsel reasonably may request to prepare proxy material and regulatory reports or other filings.

SECTION 9. MISCELLANEOUS.

     9.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Connecticut without regard to conflict of laws provisions.

     9.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and any other documents delivered pursuant hereto, including exhibits or schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger or overnight express, addressed:

     (a) if to the Purchasers to the address or fax number listed after such Purchaser's name on the signature page or at such other address as such Purchaser shall have furnished to the Company with a copy to:

         Jay J. Miller, Esq.
         430 East 57th Street          Fax: 212-758-0624
         Suite 5D
         New York, NY  10022

     (b) if to the Company, to:

         The First Connecticut Capital Corporation
         1000 Bridgeport Avenue
         Shelton, CT 06484             Fax: 203-944-5405


                                       or at such other address as the

Company shall have furnished to the Purchasers with a copy to:

         Duane Berlin, Esq.
         Lev & Berlin, P.C.
         535 Connecticut Avenue
         Norwalk, CT  06854            Fax: 203-854-1652


Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     9.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall nay waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     9.5 EXPENSES. Each of the parties to this Agreement shall bear its own costs, expenses and professional fees in connection with the negotiation and consummation of the terms hereof; however, if the transactions contemplated herein were not consummated for any reason other than Purchasers inability or unwillingness (except for a breach by the Company of its representations, warranties or obligations herein or a default by Buyer under the Sale Agreement, including the failure of Buyer to obtain all necessary consents of third parties) to perform their obligations herein or the failure by the Company's shareholders to authorize and approve the transactions contemplated herein and in the Sale Agreement, the Company shall reimburse the Purchasers, promptly upon request, for all of their expenses, including counsel or other professional fees, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein, but in an amount not to exceed $35,000.

     9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.8 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.9 SURVIVAL OF WARRANTIES. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

     9.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as the case may be.

     9.11 FURTHER ASSURANCES. Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                                  PURCHASERS:

                                  -----------------------------------
                                  Name:
                                  Address:
                                  Fax No.
                                  ------------------------------------
                                  Name:
                                  Address:
                                  Fax No.


                                  The First Connecticut Capital Corporation


                                   By:
                                      --------------------------------------
                                       Lawrence Yurdin
                                       President and Chief Executive Officer

     To induce Purchasers to execute and deliver this Agreement and to perform their obligations hereunder, the undersigned hereby agree to vote all of their shares of Common Stock of the Company in favor of the transactions provided herein at the Annual or a Special Meeting of Shareholders of the Company contemplated herein.

                                           ------------------------------


                                           ------------------------------


                                           ------------------------------

                                    EXHIBIT A


     PURCHASER                               SHARES               WARRANTS

Bernard Zimmerman & Co. Inc.  25,000         100,000
18 High Meadow Road
Weston, Conn. 06883

EIN # 13-2736451

Martin Cohen, Trustee                        125,000              100,000
Cohen Profit Sharing Plan
27 E. 65th Street
Apartment 11A
New York, NY    10021

EIN # 22-3415892

                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This amendment (the "Amendment") is made as of this 30th day of October, 2002 by and between The First Connecticut Capital Corporation, a Connecticut corporation (the "Company") and the individuals and firms listed on the signature page of this Amendment (the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, on June 28, 2002, the Company and Purchasers entered into that certain Stock Purchase Agreement (the "Agreement") for the sale and issuance by the Company to Purchasers of an aggregate of 250,000 shares of the Company's Common Stock and 5-year Warrants to purchase an aggregate of 200,000 shares of Company's Common Stock initially exercisable at a price of $1.00 per share.

     NOW THEREFORE, the Company and Purchasers, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement as follows:

     1.  Section 8.3 - LIQUIDATION, shall be deleted in its entirety.

     2. The following Section 7.7 shall be added to Section 7 - Covenants of the Company.

         "Section 7.7 LIQUIDATION VOTE

         If the Company fails to consummate a material transaction within three years of the closing of the transactions provided herein and in the Sale Agreement, then, upon the written request by the holders of 20% or more of the then issued and outstanding Common Stock of the Company held by non-affiliates of management, the Company shall hold a meeting of shareholders as promptly as practicable and solicit proxies therefor pursuant to which the shareholders will consider and vote on the dissolution and liquidation of the Company. At such meeting, all shares held by management shall be voted in the same proportion as shares voted by non-affiliates of non-management."

     3.  Section 2.1 is hereby amended and restated as follows:

         "Section 2.1 CLOSING DATE. The Closing, of the purchase and sale of the Shares and Warrants (together the "Securities") shall take place at the offices of Lev & Berlin, P.C. 535 Connecticut Avenue, Norwalk, Conn. 06854 at 10:00a.m., on the fifth business day following shareholder approval of this Agreement or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date") but in any event not later than November 30, 2002." Such extension of the Closing Date shall not affect the Company's obligation to reimburse Purchasers for expenses in an amount not to exceed $35,000, by reason of the failure to hold the shareholders meeting by October 31, 2002, which obligation has now matured.

     4. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

     5. The execution, delivery and performance by the parties of this Amendment have been duly authorized by all necessary corporate action.

     6. This Amendment, together with the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Purchasers as applicable and is enforceable against each party in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                               PURCHASERS:


                               -----------------------------------
                               Name:



                               ------------------------------------
                               Name:



                               THE FIRST CONNECTICUT CAPITAL CORPORATION:


                               By:
                                  Lawrence Yurdin
                                  President and Chief Executive Officer

                               SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This amendment (the "Second Amendment") is made as of this ___ day of December, 2002 by and between The First Connecticut Capital Corporation, a Connecticut corporation (the "Company") and the individuals and firms listed on the signature page of this Second Amendment (the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, on June 28, 2002, the Company and Purchasers entered into that certain Stock Purchase Agreement (the "Agreement") for the sale and issuance by the Company to Purchasers of an aggregate of 250,000 shares of the Company's Common Stock and 5-year Warrants to purchase an aggregate of 200,000 shares of Company's Common Stock initially exercisable at a price of $1.00 per share.

     WHEREAS, as of October 30, 2002, the Company and Purchasers entered into that certain amendment to Stock Purchase Agreement (the "First Amendment") whereby the parties agreed to amend and modify the Agreement.

     NOW THEREFORE, the Company and Purchasers, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement, as amended, as follows:

     1.  Section 2.1 is hereby amended and restated as follows:

      "2.1 CLOSING DATE. The Closing, of the purchase and sale of the Shares and Warrants (together the "Securities") shall take place at the offices of Lev & Berlin, P.C. 200 Connecticut Avenue, Norwalk, Conn. 06854 at 10:00a.m., on the fifth business day following shareholder approval of this Agreement or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date") but in any event not later than February 15, 2003."

     2.  Section 9.5 is hereby amended and restated as follows:

         "9.5 EXPENSES. Each of the parties to this Agreement shall bear its own costs, expenses and professional fees in connection with the negotiation and consummation of the terms hereof; however, if the transactions contemplated herein were not consummated for any reason other than Purchasers inability or unwillingness (except for a breach by the Company of its representations, warranties or obligations herein or a default by Buyer under the Sale Agreement, including the failure of Buyer to obtain all necessary consents of third parties) to perform their obligations herein or the failure by the Company's shareholders to authorize and approve the transactions contemplated herein and in the Sale Agreement, the Company shall reimburse the Purchasers, promptly upon request, for all of their expenses, including counsel or other professional fees, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein, but in an amount not to exceed $60,000."

     3. The parties further agree, confirm and acknowledge that the consulting fees payable by the Company to Messrs Zimmerman and Cohen following the Closing shall be in the amounts of $24,000 per year for Mr. Cohen and $24,000 per year for Mr. Zimmerman.

     4. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

     5. The execution, delivery and performance by the parties of this Second Amendment have been duly authorized by all necessary corporate action.

     6. This Second Amendment, together with the First Amendment and the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Purchasers as applicable and is enforceable against each party in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                   PURCHASERS:


                                   -----------------------------------
                                   Name:



                                   ------------------------------------
                                   Name:



                                   THE FIRST CONNECTICUT CAPITAL CORPORATION:


                                   By:
                                   -------------------------------------
                                   Lawrence Yurdin
                                   President and Chief Executive Officer

                               THIRD AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This amendment (the "Third Amendment") is made as of this ___ day of February, 2003 by and between The First Connecticut Capital Corporation, a Connecticut corporation (the "Company") and the individuals and firms listed on the signature page of this Third Amendment (the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, on June 28, 2002, the Company and Purchasers entered into that certain Stock Purchase Agreement (the "Agreement") for the sale and issuance by the Company to Purchasers of an aggregate of 250,000 shares of the Company's Common Stock and 5-year Warrants to purchase an aggregate of 200,000 shares of Company's Common Stock initially exercisable at a price of $1.00 per share.

     WHEREAS, as of October 30, 2002, the Company and Purchasers entered into that certain amendment to Stock Purchase Agreement (the "First Amendment") whereby the parties agreed to amend and modify the Agreement.

     WHEREAS, as of December 15, 2002, the Company and Purchasers entered into that certain amendment to Stock Purchase Agreement (the "Second Amendment") whereby the parties agreed to amend and modify the Agreement.

     NOW THEREFORE, the Company and Purchasers, in consideration of mutual value, the receipt and sufficiency of which is hereby acknowledged, do hereby agree to amend and modify the Agreement, as amended, as follows:

     1. Section 2.1 is hereby amended and restated as follows:

      "2.1 CLOSING DATE. The Closing, of the purchase and sale of the Shares and Warrants (together the "Securities") shall take place at the offices of Lev & Berlin, P.C. 200 Connecticut Avenue, Norwalk, Conn. 06854 at 10:00a.m., on the fifth business day following shareholder approval of this Agreement or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date") but in any event not later than April 30, 2003."

     2.  Section 9.5 is hereby amended and restated as follows:

         "9.5 EXPENSES. Each of the parties to this Agreement shall bear its own costs, expenses and professional fees in connection with the negotiation and consummation of the terms hereof; however, if the transactions contemplated herein were not consummated for any reason other than Purchasers inability or unwillingness (except for a breach by the Company of its representations, warranties or obligations herein or a default by Buyer under the Sale Agreement, including the failure of Buyer to obtain all necessary consents of third parties) to perform their obligations herein or the failure by the Company's shareholders to authorize and approve the transactions contemplated herein and in the Sale Agreement, the Company shall reimburse the Purchasers, promptly upon request, for all of their expenses, including counsel or other professional fees, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein, but in an amount not to exceed $60,000."

     3. The parties further agree, confirm and acknowledge that the consulting fees payable by the Company to Messrs Zimmerman and Cohen following the Closing shall be in the amounts of $24,000 per year for Mr. Cohen and $24,000 per year for Mr. Zimmerman.

     4. Except as specifically set forth herein, the Agreement, as amended, shall remain unchanged and in full force and effect.

     5. The execution, delivery and performance by the parties of this Third Amendment have been duly authorized by all necessary corporate action.

     6. This Third Amendment, together with the First Amendment, the Second Amendment and the Agreement, hereby constitutes the legal, valid and binding obligations of the Company and the Purchasers as applicable and is enforceable against each party in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

                                  PURCHASERS:


                                  -----------------------------------
                                  Name:



                                  ------------------------------------
                                  Name:



                                  THE FIRST CONNECTICUT CAPITAL CORPORATION:


                                  By:
                                  -------------------------------------
                                  Lawrence Yurdin
                                  President and Chief Executive Officer

                                     ANNEX C

                           2002 Equity Incentive Plan

                                   FCCC, INC.

                           2002 EQUITY INCENTIVE PLAN


1. PURPOSE; EFFECTIVENESS OF THE PLAN

     (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

     (b) This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan's adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of Connecticut.

     2. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

           (a)"10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

           (b)"1933 Act" means the federal Securities Act of 1933, as amended;

           (c)"Board" means the Board of Directors of the Company;

           (d)"Called for under an Option," or words to similar effect, means issuable pursuant to the exercise of an Option;

           (e)"Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from re-codification, renumbering or otherwise);

           (f)"Committee" means a committee of two or more directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board.

           (g)"Company" means The First Connecticut Capital Corporation, a Connecticut corporation;

           (h)"Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

           (i)"Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

           (j)"Fair Market Value" means, with respect to the Stock and as of the date an ISO is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows:

           (i) If the Stock was traded on a stock exchange on the date in question, when the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

           (ii) If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

           (iii) If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

           (iv) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

           (k) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

           (l) "Involuntary Transfer" means a Transfer that occurs pursuant to any of the following: an assignment of Option Stock for the benefit of creditors of the Optionee; a Transfer by operation of law, including, without limitation, a Transfer by will or under the laws of descent and distribution; an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership of Option Stock by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of any Option Stock are Transferred or awarded to the spouse of the Optionee or are required to be sold; or a Transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against the Optionee, under the bankruptcy laws of the United States or of any other nation;

           (m)"Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

           (n) "NSO" means any option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

           (o) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

           (p) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

           (q)"Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

           (r)"Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

           (s) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

           (t) "Plan" means this 1999 Stock Option Plan of the Company;

           (u) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

           (v) "Stock" means shares of the Company's Common voting stock;

           (w) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

           (x) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock; and

           (y) "Voluntary Transfer" means any Transfer other than an Involuntary Transfer.

     3. ELIGIBILITY. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

     4. ADMINISTRATION.

     (a) COMMITTEE. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's certificate of incorporation and by-laws generally.

     (b) AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's certificate of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

           (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;
           (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;
           (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and
           (iv) to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not officers or directors of the Company, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

     (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

     (d) DESIGNATION OF OPTIONS. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

     (e) OPTION AGREEMENTS. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

     5. SHARES RESERVED FOR OPTIONS.

     (a) OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed One Hundred Fifty Thousand (150,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

     (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan of any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

     6. TERMS OF STOCK OPTION AGREEMENTS. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

     (a) COVENANTS OF OPTIONEE. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

     (b) VESTING PERIODS. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the "Total Award Option Stock"). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion. Unless the Option Agreement executed by an Optionee expressly otherwise provides and except as set forth herein, the right to exercise an Option granted hereunder will vest immediately upon the grant thereof by the Committee, or on such later Grant Date as may be specified in such Option Agreement.

                                (c) EXERCISE OF THE OPTION.

     (i) MECHANICS AND NOTICE. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and
         (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

     (ii) WITHHOLDING TAXES. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

     (d) PAYMENT OF OPTION PRICE. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

     (e) TERMINATION OF THE OPTION. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten (10) years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five (5) years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) ninety (90) days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination;
(ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination; provided, however, that the Board or the Stock Option Committee may, in its discretion, extend or waive any expiration based (i), (ii) or (iii) above. . In the event of a merger or consolidation or other reorganization (a "Corporate Transaction") in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

     (f) OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or in the case of an NSO, pursuant to a QDRO. During the lifetime of the Optionee, the Option will be exercisable only by him or her, or the transferee of an NSO if it was transferred pursuant to a QDRO.

     (g) QUALIFICATION OF STOCK. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

     (h) RESTRICTIONS ON TRANSFER OF OPTION STOCK.

     (i) GENERAL RULES ON PERMISSIBLE TRANSFER OF OPTION STOCK. Option Stock may be Transferred only after compliance with the specific limitations on the Transfer of Option Stock set forth below with respect to restrictions upon Transfer imposed by applicable state or federal securities laws, and certain undertakings of the transferee as set forth in subsection 6(h)(iii). All Transfers of Option Stock not meeting the conditions set forth in this subsection 6(h) are expressly prohibited.

     (ii) EFFECT OF PROHIBITED TRANSFER. Any prohibited Transfer, whether Voluntary or Involuntary, is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(h), or exercise any other legal or equitable remedy.

     (iii) REQUIRED UNDERTAKING. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under an Option Agreement and this Plan are adequately protected with respect to the Option Stock so Transferred. Such agreements may include, without limitation, the transferee's agreement to be bound by all of the terms of this Plan, and of the applicable Option Agreement, as if he or she were the original Optionee.

     (i) SPECIFIC RESTRICTIONS ON TRANSFER. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

     (i) SECURITIES ACT OF 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

     (ii) OTHER APPLICABLE LAWS. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

     (iii) INVESTMENT INTENT. (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

     (j) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, the Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

     (k) STOCK CERTIFICATES. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

     (l) MARKET STANDOFF. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of any shares of Option Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred and twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

     (m) NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government, by telecopier or nationally recognized overnight delivery service.

     (n) OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

     7. PROCEEDS FROM SALE OF STOCK. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

     8. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

     9. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

     10. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.



Date Plan Approved by Stockholders:             , 2002
                                   -------------

                                     ANNEX D

                                Fairness Opinion

                             WESTWOOD PARTNERS, LTD
                              420 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10170


September 9,  2002

Board of Directors
The First Connecticut Capital Corporation
1000 Bridgeport Avenue
Shelton, CT. 06484
                              RE: FAIRNESS OPINION

Dear Members of the Board:

The First Connecticut Capital Corporation ("First Connecticut" or the "Company") and FCCC Holding Company, LLC, a Connecticut limited liability company, whose members comprise the board of directors of First Connecticut have entered into an Asset Purchase Agreement dated as of June 28, 2002 (the "Asset Purchase Agreement") relating to a certain transaction described herein. You have requested our opinion as to the fairness, from a financial point of view, of the transaction contemplated in connection with the Asset Purchase Agreement to the existing holders of the Company's outstanding shares of Common Stock (the "Common Stock"). The asset purchase transaction contemplated by and described in the Asset Purchase Agreement is herein sometimes referred to as the "Transaction".

Pursuant to the Asset Purchase Agreement, and subject to the conditions thereof, it is contemplated, among other things, that the Company will sell, transfer and assign to Holding all of the operating assets and the business of the Company (the "Assets"), excluding cash and certain deferred tax assets, the value of which (if any) cannot be determined at this time, in consideration of (1) the assumption by Holding of all liabilities, debts and obligations of the Company as at the date of closing and (2) the cash payment by Holding to the Company of an amount equal to the approximate net book value of the Assets as at the date of closing, as determined by the report of the Clayton Group, an independent appraiser of financial services assets ("Clayton"). Based upon Clayton's report, in the event that the Transaction had closed as of June 30, 2002, then, on a Pro Forma basis, the aggregate purchase price to be received by the Company would be $1,046,000, the approximate book value of the Assets, less cash and deferred tax assets.

While the parties to the Asset Purchase Agreement make certain customary representations and warranties with respect to their existence and ability to consummate the Transaction, the Company does not make any substantive representations or warranties with respect to the Assets. The obligations of the parties to close the transaction are subject to certain conditions, which include, among others:

     1. Approval of the Asset Purchase Agreement by the stockholders of the Company holding not less than the two-thirds of the issued and outstanding shares of Common Stock;

     2. Accuracy in all material respects of the representations and warranties contained in the Asset Purchase Agreement;

     3. Compliance in all material respects with all agreements and obligations of each of the Company and Holding that are required to be complied with before consummation of the Transaction;

     4. Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the Transaction;

     5. Assumption by Holding of all liabilities of the Company

     6. Absence of any law or injunction preventing the Transaction;

     7. Approval by the stockholders of the Company of:

         (i) The election of the five nominees for directors of the Company;

         (ii) That certain 2002 Equity Incentive Plan;

         (iii) That certain Stock Purchase Agreement (the Stock Purchase Agreement among the Company, Bernard Zimmerman & Co, Inc.("Zimmerman") and the Cohen Profit sharing Plan ("Cohen"); and

         (iv) The change of the Company's corporate name.

     Westwood Partners, Ltd. has from time to time acted as financial advisor to the Company and has acted as its financial advisor in connection with the Transaction and will receive a fee for rendering this opinion pursuant to our engagement agreement with the Company dated February 11, 2000, as amended from time to time (the "Engagement Agreement"). In addition, as you know, Westwood's President is an of-counsel attorney to and our Vice President and Managing director is the Managing Partner of the law firm of Lev & Berlin, P.C., which has acted as special counsel to the Company in connection with the Transaction.

In arriving at our opinion expressed in this letter, we have, among other things:

     1. Reviewed the terms and conditions of the Asset Purchase Agreement and the agreements and instruments to be entered into pursuant thereto;

     2. Reviewed the Preliminary Proxy Statement dated September 13, 2002 (the "Proxy Statement") relating to the Annual Meeting of Shareholders to be held on or about October 31, 2002 and regarding, among other things, the approval of the Transaction;

     3. Analyzed certain historical business and financial information relating to the Company, including the Annual Reports on Form 10-KSB of the Company for each of its fiscal years ended March, 1996 through March, 2001, the Company's Quarterly Report on Form 10-QSB for its fiscal quarter ended June 30, 2002 and certain internal business and financial information prepared by management of the Company;

     4. Conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company as well as management's assessment of the prospects for the construction mortgage lending industry in general;

     5. Considered the views of the Company's management concerning the costs associated with continuing to operate the current business of the Company through a publicly traded corporation;

     6. Considered the current financial condition of the Company, including its current need for capital, alternatives for raising capital and the relative costs of such alternatives, the terms of its present credit facilities and the substantial resources required to continue the growth of the Company's business within a publicly traded corporation under present economic and market conditions; and

     7. Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     In addition to the specific information summarized above, our opinion expressed herein reflects our general familiarity with the Company as well as information regarding the current prospects for the Company and business combination alternatives available to it, which information we acquired during the course of our association with the Company, and, in particular, our engagement under the Engagement Agreement. Our opinion does not, however, constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company.

     We have assumed and relied upon the accuracy and completeness of the financial and other information provided by the Company to us and, representations contained in the Asset Purchase Agreement, and the report of the Clayton Group and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the Assets. Our opinion is limited to the form of the transaction since the amount of the purchase price has been determined in accordance with the valuation of the Company's assets by the Clayton Group, a national independent appraiser. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company as to the future financial performance of the Company. Furthermore, our opinions are based on economic, monetary and market conditions existing on this date. We express no opinion herein as to any matter other than the Transaction, including, without limitation, the Stock Purchase Agreement or any transaction contemplated or described therein.

     Our engagement and the opinions expressed herein are solely for the benefit of the Company's stockholders, including those affiliated stockholders who are purchasing the assets of the Company and whose interests in the transaction may conflict with the unaffiliated stockholders. The opinion rendered herein does not, however, constitute a recommendation by our firm that any stockholder of the Company vote to approve the Transaction or any other matter discussed or described in the Proxy Statement.

     Based on and subject to the foregoing factors, including our assessment of economic, monetary and market conditions existing on the date of this letter, we are of the opinion that, as of this date, the Transaction is fair, from a financial point of view, to the current holders of the Company's Common Stock.

                                    Very truly yours,

                                    WESTWOOD PARTNERS, LTD.


                                    ----------------------------
                                    By: Duane L. Berlin
                                    Its:  Vice President and Managing Director

                              WESTWOOD PARTNERS, LTD
                              420 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10170


September 9,  2002

Board of Directors
The First Connecticut Capital Corporation
1000 Bridgeport Avenue
Shelton, CT. 06484


RE: CONSENT TO ANNEX FAIRNESS OPINION TO PROXY STATEMENT

Gentlemen:

     This will serve as our consent for you to annex our fairness opinion relating to the proposed sale of the assets of The First Connecticut Capital Corp. to that certain Proxy Statement dated September, 2002, provided that you agree to reimburse us with respect to any cost or expense arising out of or related to such annexation.


                                      Very truly yours,

                                      WESTWOOD PARTNERS, LTD.


                                      ----------------------------
                                      By: Duane L. Berlin
                                      Its:  Vice President and Managing Director

                                     ANNEX E



January 9, 2003

Mr. Lawrence Yurdin
First Connecticut Capital Corporation
1000 Bridgeport Avenue, First Floor
Shelton, CT 06484



     RE: ESTIMATE OF VALUE-FIRST CONNECTICUT CAPITAL ASSET REPORT (3RD UPDATE)


     Dear Larry:

     It was good to speak to you again. I have reviewed the updated spreadsheet titled "First Connecticut Capital Asset Report 30-Dec-02" for the purpose of putting an updated value on the portfolio. The portfolio has a retained balance of $1,828,618.84 as of December 30, 2002.

     Once again, although loan status changes (either positive or negative), have been negligible, lower interest rates have had a positive effect on the overall value of the portfolio. Using, the sixth month London Interbank Offered Rate (6 Month LIBOR) as a benchmark, we have increased our estimate 21 basis points, which is roughly half of the difference between 6 Month LIBOR in August 2002 (1.815%) and in the first week of January 2003 (1.400%). This equates to a lower range percentage price of 89.42% and a higher range price percentage of 92.42%. Thus, our opinion of the value is between $1,635,151 to $1,690,009. However, when subtracting the Hudson United Bank balance of $1,796,500.00, the portfolio has a NEGATIVE Net Asset Value of between ($161,349) and ($106,491).

     The old SBIC loans (King Foods, JHB Realty Trust, Fire Island Haulage) still have severe property and borrower issues that negatively affect their value. We project their value to be between $41,883.79 and $88,021.69. This computes to a range of 7.18% to 14.89% of the $602,603 book balance. The breakdown appears below:

--------------------------------- ------------------------------ ------------------------------- -------------------------------
                                                                 LOW PRICE                       HIGH PRICE
LOAN                              UPB
--------------------------------- ------------------------------ ------------------------------- -------------------------------
King Foods                        $14,442.00                     $833.61                         $1,461.70
--------------------------------- ------------------------------ ------------------------------- -------------------------------
Fire Island Haulage               $466,589.00                    $18,889.79                      $42,291.60
--------------------------------- ------------------------------ ------------------------------- -------------------------------
JHB Realty Trust                  $121,572.00                    $22,160.39                      $44,268.39
--------------------------------- ------------------------------ ------------------------------- -------------------------------

     With only a small number of loans remaining, all with very short remaining terms, there is currently no market for the servicing rights and therefore no value given.

     Should you have any further questions concerning anything discussed above, please do not hesitate to contact me at (203) 926-5611. Thank you for using the services of The Clayton Group. Let us know if we can be of further assistance.

     Sincerely,


     Neil Spagna
     Senior Vice President

                                                              LAWRENCE R. YURDIN
                                                                 PRESIDENT & CEO
                                       THE FIRST CONNECTICUT CAPITAL CORPORATION
                                                          1000 BRIDGEPORT AVENUE
                                                              SHELTON, CT  06484

Toll Free (800) 401-FCCC Phone (203) 944-5400
                                                              FAX (203) 944-5405

August 23, 2002

Mr. Neil Spagna
The Clayton Group, Inc.
2 Corporate Dive
Shelton, CT.  06484

RE:  First Connecticut Asset Report

Dear Neil,

Confirming our conversation today, it is understood that FCCC has the permission of the Clayton Group, Inc. to incorporate the First Connecticut Asset Report that the Clayton Group, Inc. prepared in our soon to be released proxy statement.

It is also understood that FCCC will reimburse the Clayton Group for any additional reasonable expense incurred for future time spent regarding this asset report.

We appreciate your assistance in this matter.

Very truly yours,


Lawrence R. Yurdin
President & CEO

LRY:kr

                                     ANNEX F

                          Connecticut General Statutes
                        (Sections 33-855 through 33-872)

PART XIII
DISSENTERS' RIGHTS

(A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(7) "Shareholder" means the record shareholder or the beneficial shareholder. (P.A. 94-186, S. 147, 215.)

SEC. 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;
(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 148, 215; P.A. 96-271, S. 111,
254.)

SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (P.A. 94-186, S. 149, 215.)


(Return to TOC) (Return to Chapters) (Return to Titles)

SECS. 33-858 AND 33-859. Reserved for future use.


(B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.
(b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862. (P.A. 94-186, S. 150, 215.)

SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 151, 215.)

SEC. 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.
(b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall0:
(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(2) Inform holders of un-certificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and
(5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.
(P.A. 94-186, S. 152, 215.)

SEC. 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 153, 215.)

SEC. 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of un-certificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (P.A. 94-186, S. 154, 215.)

SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and
(5) a copy of sections 33-855 to 33-872,  inclusive.  (P.A. 94-186, S. 155, 215;
P.A. 98-137, S. 9, 62; 98-219, S. 33, 34.)

SEC. 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on un-certificated shares.
(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure. (P.A. 94-186, S. 156, 215.)

SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(b) To the extent the corporation elects to withhold payment under subsection
(a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868. (P.A. 94-186, S. 157, 215.)

SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:
(1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;
(2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or
(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on un-certificated shares within sixty days after the date set for demanding payment. (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares. (P.A. 94-186, S. 158, 215.)


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SECS. 33-869 AND 33-870. Reserved for future use.


(C) JUDICIAL APPRAISAL OF SHARES

SEC. 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867. (P.A. 94-186, S. 159, 215.)

SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.
(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (P.A. 94-186, S. 160, 215.)

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